Exhibit 17(c)

LORD ABBETT                                                   [LORD ABBETT LOGO]

LORD ABBETT
    ALL VALUE FUND
    INTERNATIONAL FUND
    WORLD BOND-DEBENTURE FUND
    ALPHA FUND

                                                                        March 1,
                                                                         2002

PROSPECTUS

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Class P shares of the International Fund are currently offered by this prospectus. Class P shares of the All Value Fund, Alpha Fund, and World Bond-Debenture Fund are neither offered to the general public nor available in all states.

Please call 800-821-5129 for further information.

                               TABLE OF CONTENTS

                                 TheFUNDS                                   Page
      Information about the goal,       ALL VALUE FUND                       2
  principal strategy, main risks,       INTERNATIONAL FUND                   5
            performance, and fees       WORLD BOND-DEBENTURE FUND            8
                     and expenses       ALPHA FUND                          11
                                        ADDITIONAL INVESTMENT INFORMATION   15
                                        MANAGEMENT                          17

                                YourINVESTMENT

         Information for managing       PURCHASES                           19
                your Fund account       SALES COMPENSATION                  23
                                        OPENING YOUR ACCOUNT                24
                                        REDEMPTIONS                         24
                                        DISTRIBUTIONS AND TAXES             25
                                        SERVICES FOR FUND INVESTORS         26

                           FinancialINFORMATION

             Financial highlights       ALL VALUE FUND                      27
                                        INTERNATIONAL FUND                  28
                                        WORLD BOND-DEBENTURE FUND           30
                                        ALPHA FUND                          32


                          AdditionalINFORMATION

How to learn more about the Funds       BACK COVER
      and other Lord Abbett Funds

                                                                  ALL VALUE FUND

                                   THE FUNDS

GOAL

      The Fund's investment objective is long-term growth of capital and income without excessive fluctuations in market value.

PRINCIPAL STRATEGY

      To pursue this goal, the Fund primarily purchases equity securities of U.S. and multinational companies that we believe are undervalued in all market capitalization ranges. The Fund may invest in equity securities such as common stocks, convertible bonds, convertible preferred stocks, and warrants. Under normal circumstances, the Fund will invest at least 65% of its net assets in equity securities of large, seasoned companies with market capitalizations of at least $5 billion at the time of purchase. This market capitalization threshold may vary in response to changes in the markets. The Fund may invest in mid-sized and small company securities when we believe that such investments would be appropriate for the Fund.

      In selecting investments, the Fund attempts to invest in securities selling at reasonable prices in relation to our assessment of their potential value. While there is the risk that an investment may never reach what we think is its full value, or may go down in value, our emphasis on large, seasoned company value stocks may limit the Fund's downside risk because value stocks are believed to be underpriced, and large, seasoned company stocks tend to be less volatile than mid-sized or small company stocks. Although smaller companies may present greater risks than larger companies as outlined below, they also may present higher potential for attractive long-term returns.

      We generally sell a stock when we think it is no longer a bargain, seems less likely to benefit from the current market and economic environment, shows deteriorating fundamentals, or falls short of our expectations.

MAIN RISKS

      The Fund is subject to the general risks and considerations associated with equity investing, as well as the particular risks associated with value stocks. The value of your investment will fluctuate in response to movements in the stock market in general and to the changing prospects of individual companies in which the Fund invests. Large value stocks may perform differently than the market as a whole and other types of stocks, such as mid-sized or small-company stocks and growth stocks. This is because different types of stocks tend to shift in and out of favor depending on market and economic conditions. The market may fail to recognize the intrinsic value of particular value stocks for a long time. In addition, if the Fund's assessment of a company's value or prospects for exceeding earnings expectations or market conditions is wrong, the Fund could suffer losses or produce poor performance relative to other funds, even in a rising market. Investments in mid-sized or small-company stocks generally involve greater risks than investments in large-company stocks. Mid-sized or small companies may have less experienced management and unproven track records. They may rely on limited product lines and have limited financial resources. Mid-sized or small-company stocks tend to have fewer shares outstanding and trade less frequently than the stocks of larger companies. As a result, there may be less liquidity in mid-sized or small-company stocks, subjecting them to greater price fluctuations than larger company stocks.

     An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Fund is not a complete investment program and may not be appropriate for all investors. You could lose money by investing in the Fund.

[SIDENOTE]

WE OR THE FUND OR THE ALL VALUE FUND refers to Lord Abbett All Value Fund, a portfolio or series of Lord Abbett Securities Trust (the "Trust").

ABOUT THE FUND. The Fund is a professionally managed portfolio primarily holding securities purchased with the pooled money of investors. It strives to reach its stated goal; although, as with all mutual funds, it cannot guarantee results.

LARGE COMPANIES are established companies that are considered "known quantities." Large companies often have the resources to weather economic shifts, although they can be slower to innovate than smaller companies.

SEASONED COMPANIES are usually established companies whose securities have gained a reputation for quality with the investing public and enjoy liquidity in the market.

SMALL-COMPANY STOCKS are stocks of small companies which often are new and less established, with a tendency to be faster-growing but more volatile than large-company stocks.

VALUE STOCKS are stocks of companies that we believe the market undervalues according to certain financial measurements of their intrinsic worth or business prospects.


2  The Funds

                                        ALL VALUE FUND  Symbols: Class A - LDFVX
                                                                 Class B - GILBX
                                                                 Class C - GILAX
                                                                 Class P - LAVPX

PERFORMANCE

      The bar chart and table below provide some indication of the risks of investing in the Fund by illustrating the variability of the Fund's returns. Each assumes reinvestment of dividends and distributions. The Fund's past performance, before and after taxes, is not necessarily an indication of how the Fund will perform in the future.

      The bar chart shows changes in the performance of the Fund's Class C shares from calendar year to calendar year. This chart does not reflect the sales charges applicable to Class C shares. If the sales charges were reflected, returns would be less.

================================================================================
BAR CHART (PER CALENDAR YEAR) -- 2ND -- CLASS C SHARES
--------------------------------------------------------------------------------

[BAR CHART]

95        32.3%
96        18.3%
97        26.6%
98        14.6%
99        19.6%
00         8.5%
01        -4.7%

BEST QUARTER   4th Q '98  +18.4%               WORST QUARTER   3rd Q '98  -11.3%
================================================================================

      The table below shows how the average annual total returns of the Fund's Class A, B, C and P shares compare to those of a broad-based securities market index and a more narrowly based index that more closely reflects the market sectors in which the Fund invests. The Fund's returns reflect payment of the maximum applicable front-end or deferred sales charges.

      The after-tax returns for Class C shares included in the table below are calculated using the historical highest individual federal marginal income tax rates, and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. After-tax returns for Class A, Class B and Class P shares are not shown in the table and will vary from those shown for Class C shares.

=====================================================================================================
AVERAGE ANNUAL TOTAL RETURNS THROUGH DECEMBER 31, 2001
-----------------------------------------------------------------------------------------------------

SHARE CLASS                                              1 YEAR        5 YEARS         LIFE OF FUND(1)
Class A shares                                            -9.73%        11.85%             14.29%
-----------------------------------------------------------------------------------------------------
Class B shares                                            -9.14%           --%             10.72%
-----------------------------------------------------------------------------------------------------
Class C shares
-----------------------------------------------------------------------------------------------------
  Return Before Taxes                                     -5.61%        12.40%             13.98%
-----------------------------------------------------------------------------------------------------
  Return After Taxes on Distributions                     -7.34%        10.47%             12.37%
-----------------------------------------------------------------------------------------------------
  Return After Taxes on Distributions and
  Sale of Fund Shares                                     -1.82%         9.71%             11.32%
-----------------------------------------------------------------------------------------------------
Class P shares                                               --            --              -1.85%
-----------------------------------------------------------------------------------------------------
S&P 500/Barra Value Index(2)                             -11.71%         9.49%             11.98%(3)
  (reflects no deduction for fees, expenses or taxes)                                       7.66%(4)
                                                                                           12.76%(5)
                                                                                           -2.29%(6)
-----------------------------------------------------------------------------------------------------
Russell 3000 Value Index(2)                               -4.33%        11.02%             13.49%(3)
  (reflects no deduction for fees, expenses or taxes)                                       9.25%(4)
                                                                                           13.51%(5)
                                                                                            0.10%(6)
-----------------------------------------------------------------------------------------------------

(1) The date each class was first offered to the public is: A - 7/15/96; B - 6/5/97; C - 1/3/94; and P - 8/15/01.

(2) The performance of the unmanaged indices is not necessarily representative of the Fund's performance.

(3) Represents total return for the period 7/31/96 - 12/31/01, to correspond with Class A period shown.

(4) Represents total return for the period 5/31/97 - 12/31/01, to correspond with Class B period shown.

(5) Represents total return for the period 12/31/93 - 12/31/01, to correspond with Class C period shown.

(6) Represents total return for the period 8/31/01 - 12/31/01, to correspond with Class P period shown.


                                                                    The Funds  3

                                                                  ALL VALUE FUND

FEES AND EXPENSES

      This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

=====================================================================================================================
FEE TABLE
---------------------------------------------------------------------------------------------------------------------
                                                                       CLASS A     CLASS B(1)   CLASS C    CLASS P

SHAREHOLDER FEES (Fees paid directly from your investment)
---------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge on Purchases
(as a % of offering price)                                              5.75%        none        none         none
---------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (See "Purchases")(2)                      none(3)     5.00%       1.00%(4)      none
---------------------------------------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (Expenses deducted from Fund assets) (as a % of average net assets)
---------------------------------------------------------------------------------------------------------------------
Management Fees (See "Management")                                      0.72%       0.72%       0.72%        0.72%
---------------------------------------------------------------------------------------------------------------------
Distribution and Service (12b-1) Fees(5)                                0.39%       1.00%       1.00%        0.45%
---------------------------------------------------------------------------------------------------------------------
Other Expenses                                                          0.32%       0.32%       0.32%        0.32%
---------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                                1.43%       2.04%       2.04%(6)     1.49%(6)
---------------------------------------------------------------------------------------------------------------------

(1) Class B shares will convert to Class A shares on the eighth anniversary of your original purchase of Class B shares.

(2) The maximum contingent deferred sales charge ("CDSC") is a percentage of the lesser of the net asset value at the time of the redemption or the net asset value when the shares were originally purchased.

(3) A CDSC of 1.00% may be assessed on certain redemptions of Class A shares made within 24 months following any purchases made without a sales charge.

(4) A CDSC of 1.00% may be assessed on Class C shares if they are redeemed before the first anniversary of their purchase.

(5) Because 12b-1 fees are paid out on an ongoing basis, over time they will increase the cost of your investment and may cost you more than paying other types of sales charges.

(6) The annual operating expenses have been restated from fiscal year amounts to reflect an estimate of current fees.

================================================================================
EXAMPLE
-------------------------------------------------------------------------------

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. This example, like that in other funds' prospectuses, assumes that you invest $10,000 in the Fund at the maximum sales charge, if any, for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (including any applicable contingent deferred sales charges) would be:

SHARE CLASS             1 YEAR        3 YEARS          5 YEARS          10 YEARS

Class A shares           $712          $1,001           $1,312           $2,190
--------------------------------------------------------------------------------
Class B shares           $707          $  940           $1,248           $2,212
--------------------------------------------------------------------------------
Class C shares           $307          $  640           $1,098           $2,369
--------------------------------------------------------------------------------
Class P shares           $152          $  471           $  813           $1,779
--------------------------------------------------------------------------------

You would have paid the following expenses if you did not redeem your shares:

Class A shares           $712          $1,001           $1,312           $2,190
--------------------------------------------------------------------------------
Class B shares           $207          $  640           $1,098           $2,212
--------------------------------------------------------------------------------
Class C shares           $207          $  640           $1,098           $2,369
--------------------------------------------------------------------------------
Class P shares           $152          $  471           $  813           $1,779
--------------------------------------------------------------------------------

[SIDENOTE]

MANAGEMENT FEES are payable to Lord, Abbett & Co. ("Lord Abbett") for the Fund's investment management.

12b-1 FEES are fees incurred for activities that are primarily intended to result in the sale of Fund shares and service fees for shareholder account service and maintenance.

OTHER EXPENSES include fees paid for miscellaneous items such as shareholder service fees and professional fees.


4  The Funds

                                                              INTERNATIONAL FUND

GOAL

      The Fund's investment objective is long-term capital appreciation.

PRINCIPAL STRATEGY

      To pursue this goal, the Fund primarily invests in stocks of companies principally based outside the United States. Under normal circumstances, the Fund will invest at least 80% of its net assets in stocks of companies headquartered in at least three different countries outside the United States. The Fund normally intends to invest at least 65% of its net assets in stocks of small companies, those with market capitalizations of less than $2.5 billion; although, the Fund may also invest in stocks of larger companies. This market capitalization threshold may vary in response to changes in the markets. In selecting investments for the Fund, we look for:

      - developing global trends to identify industries that will produce above-trend sales growth,

      - companies we see as having the best potential for sales and profit growth, and

      -     companies whose shares are attractively valued.

MAIN RISKS

      The Fund is subject to the general risks and considerations associated with equity investing. The value of your investment will fluctuate in response to movements in the stock market in general and to the changing prospects of individual companies in which the Fund invests. Although some of the companies in which the Fund may invest may exhibit earnings and revenue growth above the market trend, the stocks of these companies may be more volatile and may drop in value if earnings and revenue growth do not meet expectations. In addition, the Fund is subject to the risks of investing in foreign securities and in the securities of small companies.

      Investing in small companies generally involves greater risks than investing in the stocks of large companies. Small companies may have less experienced management and unproven track records. They may rely on limited product lines and have limited financial resources. These factors may make them more susceptible to setbacks or economic downturns. In addition, small-company stocks tend to have fewer shares outstanding and trade less frequently than the stocks of larger companies. As a result, there may be less liquidity in the prices of small-company stocks, subjecting them to greater price fluctuations than larger companies.

      Foreign securities are securities that are primarily traded outside the United States. Foreign securities may pose greater risks than domestic securities. Foreign markets and the securities traded in them may not be subject to the same degree of regulation as U.S. markets. Securities clearance, settlement procedures and trading practices may be different, and transaction costs may be higher in foreign countries. There may be less trading volume and liquidity in foreign markets, subjecting the securities traded in them to greater price fluctuations. Foreign investments also may be affected by changes in currency rates or currency controls. With respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes, and political or social instability that could affect investments in those countries.

      Investing in both small and foreign companies generally involves some degree of information risk. That means that key information about an issuer, security or market may be inaccurate or unavailable.

      An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Fund is not a complete investment program and may not be appropriate for all investors. You could lose money by investing in the Fund.

[SIDENOTE]

WE OR THE FUND OR INTERNATIONAL FUND refers to International Series, a portfolio or series of the Trust.

ABOUT THE FUND. The Fund is a professionally managed portfolio primarily holding securities purchased with the pooled money of investors. It strives to reach its stated goal; although, as with all mutual funds, it cannot guarantee results.

SMALL-COMPANY STOCKS are stocks of small companies which often are new and less established, with a tendency to be faster-growing but more volatile than large-company stocks.


                                                                    The Funds  5

                                    INTERNATIONAL FUND  Symbols: Class A - LAIEX
                                                                 Class B - LINBX
                                                                 Class C - LINCX

PERFORMANCE

      The bar chart and table below provide some indication of the risks of investing in the Fund by illustrating the variability of the Fund's returns. Each assumes reinvestment of dividends and distributions. The Fund's past performance, before and after taxes, is not necessarily an indication of how the Fund will perform in the future.

      The bar chart shows changes in the performance of the Fund's Class A shares from calendar year to calendar year. This chart does not reflect the sales charges applicable to Class A shares. If the sales charges were reflected, returns would be less.

================================================================================
BAR CHART (PER CALENDAR YEAR) -- CLASS A SHARES
--------------------------------------------------------------------------------

[BAR CHART]

97        19.7%
98        15.5%
99        27.3%
00       -23.6%
01       -31.3%

BEST QUARTER   1st Q '98  +23.7%               WORST QUARTER   4th Q '00  -23.3%
================================================================================

      The table below shows how the average annual total returns of the Fund's Class A, B, C and P shares compare to those of two broad-based securities market indices. The Fund intends to replace the Morgan Stanley Capital International European, Australasia and Far East Index with the Salomon Smith Barney Small Cap World ex-US Index, which more closely reflects the market sectors in which the Fund invests.The Fund's returns reflect payment of the maximum applicable front-end or deferred sales charges.

      The after-tax returns for Class A shares included in the table below are calculated using the historical highest individual federal marginal income tax rates, and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. After-tax returns for Class B, Class C and Class P shares are not shown in the table and will vary from those shown for Class A shares.

=====================================================================================
AVERAGE ANNUAL TOTAL RETURNS THROUGH DECEMBER 31, 2001
-------------------------------------------------------------------------------------
SHARE CLASS                                      1 YEAR      5 YEARS  LIFE OF FUND(1)
Class A shares
-------------------------------------------------------------------------------------
 Return Before Taxes                             -35.28%      -2.74%      -2.63%
-------------------------------------------------------------------------------------
 Return After Taxes on Distributions             -35.28%      -3.32%      -3.21%
-------------------------------------------------------------------------------------
 Return After Taxes on Distributions
 and Sale of Fund Shares                         -21.49%      -2.32%      -2.24%
-------------------------------------------------------------------------------------
Class B shares                                   -35.06%         --       -4.43%
-------------------------------------------------------------------------------------
Class C shares                                   -32.75%         --       -4.17%
-------------------------------------------------------------------------------------
Class P shares                                   -31.15%         --      -12.62%
-------------------------------------------------------------------------------------
Morgan Stanley Capital International             -21.21%       1.17%       1.17%(3)

European, Australasia and Far East                                         0.10%(4)

Index ("MSCI EAFE Index")(2)                                              -4.17%(5)
(reflects no deduction for fees, expenses or taxes)
-------------------------------------------------------------------------------------
Salomon Smith Barney Small Cap                   -13.59%      -1.96%      -1.96%(3)
World ex-US Index(4)                                                      -2.50%(4)
                                                                           0.36%(5)
(reflects no deduction for fees, expenses or taxes)
-------------------------------------------------------------------------------------

(1) The date each class was first offered to the public is : A - 12/13/96; B - 6/2/97; C - 6/2/97 and P - 3/9/99.

(2) The performance of the unmanaged indices is not necessarily representative of the Fund's performance.

(3) Represents total return for the period 12/31/96 - 12/31/01, to correspond with Class A period shown.

(4) Represents total return for the period 5/31/97 - 12/31/01, to correspond with Class B and Class C period shown.

(5) Represents total return for the period 2/28/99 - 12/31/01, to correspond with Class P period shown.


6  The Funds

                                                              INTERNATIONAL FUND

FEES AND EXPENSES

      This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

==========================================================================================================================
FEE TABLE                                                           CLASS A        CLASS B(1)        CLASS C       CLASS P
SHAREHOLDER FEES (Fees paid directly from your investment)
--------------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge on Purchases
(as a % of offering price)                                           5.75%            none            none           none
--------------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (See "Purchases")(2)                   none(3)         5.00%            1.00%(4)       none
--------------------------------------------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (Expenses deducted from Fund assets) (as a % of average net assets)
--------------------------------------------------------------------------------------------------------------------------
Management Fees (See "Management")                                   0.75%           0.75%            0.75%          0.75%
--------------------------------------------------------------------------------------------------------------------------
Distribution and Service (12b-1) Fees(5)                             0.39%           1.00%            1.00%          0.45%
--------------------------------------------------------------------------------------------------------------------------
Other Expenses                                                       0.85%           0.85%            0.85%          0.85%
--------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                             1.99%(6)        2.60%            2.60%(6)       2.05%
--------------------------------------------------------------------------------------------------------------------------

(1) Class B shares will convert to Class A shares on the eighth anniversary of your original purchase of Class B shares.

(2) The maximum contingent deferred sales charge ("CDSC") is a percentage of the lesser of the net asset value at the time of the redemption or the net asset value when the shares were originally purchased.

(3) A CDSC of 1.00% may be assessed on certain redemptions of Class A shares made within 24 months following any purchases made without a sales charge.

(4) A CDSC of 1.00% may be assessed on Class C shares if they are redeemed before the first anniversary of their purchase.

(5) Because 12b-1 fees are paid out on an ongoing basis, over time they will increase the cost of your investment and may cost you more than paying other types of sales charges.

(6) The annual operating expenses have been restated from fiscal year amounts to reflect an estimate of current fees.

================================================================================
EXAMPLE
--------------------------------------------------------------------------------

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. This example, like that in other funds' prospectuses, assumes that you invest $10,000 in the Fund at the maximum sales charge, if any, for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (including any applicable contingent deferred sales charges) would be:

SHARE CLASS                1 YEAR       3 YEARS         5 YEARS         10 YEARS

Class A shares              $765         $1,164          $1,586          $2,759
--------------------------------------------------------------------------------
Class B shares              $763         $1,108          $1,580          $2,786
--------------------------------------------------------------------------------
Class C shares              $363         $  808          $1,380          $2,934
--------------------------------------------------------------------------------
Class P shares              $208         $  643          $1,103          $2,379
--------------------------------------------------------------------------------

You would have paid the following expenses if you did not redeem your shares:

Class A shares              $765         $1,164          $1,586          $2,759
--------------------------------------------------------------------------------
Class B shares              $263         $  808          $1,380          $2,786
--------------------------------------------------------------------------------
Class C shares              $263         $  808          $1,380          $2,934
--------------------------------------------------------------------------------
Class P shares              $208         $  643          $1,103          $2,379
--------------------------------------------------------------------------------

[SIDENOTE]

MANAGEMENT FEES are payable to Lord Abbett for the Fund's investment management.

12b-1 FEES are fees incurred for activities that are primarily intended to result in the sale of Fund shares and service fees for shareholder account service and maintenance.

OTHER EXPENSES include fees paid for miscellaneous items such as shareholder service fees and professional fees.


                                                                    The Funds  7

                                                       WORLD BOND-DEBENTURE FUND

GOAL

      The Fund's investment objective is high current income and the opportunity for capital appreciation.

PRINCIPAL STRATEGY

      To pursue its goal, the Fund primarily purchases debt securities of U.S. and foreign issuers. The Fund may invest up to 100% of its net assets in foreign securities that are primarily traded outside the United States without limiting itself to any particular country. Normally, however, the Fund invests in at least three countries.

      Under normal circumstances, the Fund invests at least 80% of its net assets, plus the amount of any borrowings, for investment purposes in fixed income securities of various types. The Fund will provide shareholders with at least 60 days notice of any change in this 80% policy. These securities may include: high-yield debt securities; investment grade corporate, government and other fixed income securities; equity-related debt securities such as convertibles and debt securities with warrants; and emerging market debt securities.

      In selecting investments for the Fund, we look for unusual values, particularly in lower-rated debt securities, some of which are convertible into common stocks or warrants to purchase common stocks. We choose debt securities taking into account economic, political and market factors. In addition, we emphasize fundamental research to determine asset allocation strategies among debt securities.

      The Fund normally:

      - will keep at least 20% of its assets in investment-grade debt securities, U.S. Government securities, or cash equivalents; and

      - may invest up to 20% of its assets in equity or equity-related securities, although this limit may be exceeded to avoid a loss upon a conversion of a convertible debt security.

      In order to hedge against the risk of loss from changes in currency exchange rates, the Fund may engage in various types of foreign currency transactions.

MAIN RISKS

      The Fund is subject to the general risks and considerations associated with investing in debt securities. The value of your investment will change as interest rates fluctuate and in response to market movements. When interest rates rise, the prices of debt securities are likely to decline. Longer-term fixed income securities are usually more sensitive to interest rate changes. This means that the longer the maturity of a security, the greater the effect a change in interest rates is likely to have on its price. High-yield securities or junk bonds are usually more credit sensitive than interest rate sensitive. In times of economic uncertainty, these securities may decline in price, including when interest rates are falling.

      There is also the risk that an issuer of a debt security will fail to make timely payments of principal or interest to the Fund, a risk that is greater with junk bonds. Some issuers, particularly of junk bonds, may default as to principal and/or interest payments after the Fund purchases their securities. A default, or concerns in the market about an increase in risk of default, may result in losses to the Fund. In addition, the market for high-yield securities generally is less liquid than the market for higher-rated securities, subjecting them to greater price fluctuations.

      Foreign securities may pose greater risks than domestic securities. Foreign markets and the securities traded in them may not be subject to the same degree of regulation as U.S. markets. Securities clearance, settlement procedures and trading practices may be different, and transaction costs may be higher in foreign countries. There may be less trading volume and liquidity in foreign markets, subjecting the securities traded in them to greater price fluctuations. Foreign investments also may be affected by changes in currency rates or currency controls. With respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes, and political or social instability that could affect investments in those countries. Investing in foreign companies generally involves some degree of information risk. That means that key information about an issuer, security or market may be inaccurate or unavailable.

      With respect to foreign currency transactions in which the Fund may engage, there is no guarantee that these hedging activities will be successful. They may lower the Fund's return or result in significant losses.

      An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Fund is not a complete investment program and may not be appropriate for all investors. You could lose money by investing in the Fund.

[SIDENOTE]

WE OR THE FUND OR THE WORLD BOND-DEBENTURE FUND refers to World Bond-Debenture Series, a portfolio or series of the Trust.

ABOUT THE FUND. The Fund is a professionally managed portfolio primarily holding securities purchased with the pooled money of investors. It strives to reach its stated goal; although, as with all mutual funds, it cannot guarantee results.

HIGH-YIELD DEBT SECURITIES (sometimes called "lower rated bonds" or "junk bonds") are rated BB/Ba or lower and typically pay a higher yield than investment-grade debt securities. High-yield securities have a higher risk of default than investment-grade debt securities, and their prices are much more volatile. The market for high-yield debt securities may also be less liquid.

INVESTMENT-GRADE DEBT SECURITIES are debt securities which are rated in one of the four highest grades assigned by Moody's Investors Service, Inc., Standard & Poor's Ratings Services or Fitch Investors Service, or are unrated but determined by Lord Abbett to be equivalent in quality.

THE FUND IS A NON-DIVERSIFIED FUND. Non-diversified funds may invest a greater portion of their assets in, and own a greater amount of the voting securities of, a single company than a diversified fund. As a result, the value of a non-diversified fund's investments may be more affected by a single adverse economic, political or regulatory event than the investments of a diversified fund would be.


8  The Funds

                            WORLD BOND-DEBENTURE FUND   Symbols: Class A - WBDAX
                                                                 Class B - WBDBX
                                                                 Class C - WBDCX

PERFORMANCE

      The bar chart and table below provide some indication of the risks of investing in the Fund by illustrating the variability of the Fund's returns. Each assumes reinvestment of dividends and distributions. The Fund's past performance, before and after taxes, is not necessarily an indication of how the Fund will perform in the future.

      The bar chart shows changes in the performance of the Fund's Class A shares from calendar year to calendar year. This chart does not reflect the sales charges applicable to Class A shares. If the sales charges were reflected, returns would be less.

================================================================================
BAR CHART (PER CALENDAR YEAR) -- 2ND -- CLASS A SHARES
--------------------------------------------------------------------------------

[BAR CHART]

99        5.4%
00       -1.9%
01        3.3%

BEST QUARTER   4th Q '99  +6.4%                 WORST QUARTER   3rd Q '01  -3.2%
================================================================================

The table below shows how the average annual total returns of the Fund's Class A, B and C shares compare to those of three broad-based securities market indices that together reflect the market sectors in which the Fund invests. The Fund's returns reflect payment of the maximum applicable front-end or deferred sales charges.

The after-tax returns for Class A shares included in the table below are calculated using the historical highest individual federal marginal income tax rates, and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. After-tax returns for Class B, Class C and Class P shares are not shown in the table and will vary from those shown for Class A shares.

================================================================================
AVERAGE ANNUAL TOTAL RETURNS THROUGH DECEMBER 31, 2001
--------------------------------------------------------------------------------

SHARE CLASS                                            1 YEAR    LIFE OF FUND(1)
Class A shares
--------------------------------------------------------------------------------
  Return Before Taxes                                  -1.62%         0.66%
--------------------------------------------------------------------------------
  Returns After Taxes on Distributions                 -5.18%        -3.05%
--------------------------------------------------------------------------------
  Returns After Taxes on Distributions and Sale of     -1.01%        -1.30%
  Fund Shares
--------------------------------------------------------------------------------
Class B shares                                         -2.17%         0.74%
--------------------------------------------------------------------------------
Class C shares                                          1.72%         1.29%
--------------------------------------------------------------------------------
JP Morgan Emerging Market Index(2)
  (reflects no deduction for fees, expenses or taxes)  -0.79%         4.44%(3)
--------------------------------------------------------------------------------
JP Morgan Global Gov't Bond Index(2)
  (reflects no deduction for fees, expenses or taxes)  -0.80%         2.58%(3)
--------------------------------------------------------------------------------
Merrill Lynch High Yield Master Index(2)
  (reflects no deduction for fees, expenses or taxes)   6.20%         1.22%(3)
--------------------------------------------------------------------------------

(1)   The date all classes were first offered to the public is: 3/18/98.

(2) The performance of the indices is not necessarily representative of the Fund's performance.

(3) Represents total return for the period 3/31/98 - 12/31/01, to correspond with the Class A, B, and C periods shown.


                                                                    The Funds  9

                                                       WORLD BOND-DEBENTURE FUND

FEES AND EXPENSES

      This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

==================================================================================================
FEE TABLE
--------------------------------------------------------------------------------------------------
                                                   CLASS A   CLASS B(1)    CLASS C      CLASS P
SHAREHOLDER FEES (Fees paid directly from your investment)
--------------------------------------------------------------------------------------------------
Maximum Sales Charge on Purchases
(as a % of offering price)                          4.75%       none        none         none
--------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (See "Purchases")(2)  none(3)     5.00%       1.00%(4)     none
--------------------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (Expenses deducted from Fund assets) (as a % of average net assets)
--------------------------------------------------------------------------------------------------
Management Fees (See "Management")                  0.75%       0.75%       0.75%        0.75%
--------------------------------------------------------------------------------------------------
Distribution and Service (12b-1) Fees(5)            0.39%       1.00%       1.00%        0.45%
--------------------------------------------------------------------------------------------------
Other Expenses                                       .88%        .88%        .88%         .88%
--------------------------------------------------------------------------------------------------
Total Operating Expenses                            2.02%(6)    2.63%       2.63%(6)     2.08%
--------------------------------------------------------------------------------------------------

(1) Class B shares will convert to Class A shares on the eighth anniversary of your original purchase of Class B shares.

(2) The maximum contingent deferred sales charge ("CDSC") is a percentage of the lesser of the net asset value at the time of the redemption or the net asset value when the shares were originally purchased.

(3) A CDSC of 1.00% may be assessed on certain redemptions of Class A shares made within 24 months following any purchases made without a sales charge.

(4) A CDSC of 1.00% may be assessed on Class C shares if they are redeemed before the first anniversary of their purchase.

(5) Because 12b-1 fees are paid out on an ongoing basis, over time they will increase the cost of your investment and may cost you more than paying other types of sales charges.

(6) The annual operating expenses have been restated from fiscal year amounts to reflect an estimate of current fees.

================================================================================
Example
--------------------------------------------------------------------------------

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. This example, like that in other funds' prospectuses, assumes that you invest $10,000 in the Fund at the maximum sales charge, if any, for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (including any applicable contingent deferred sales charges) would be:

SHARE CLASS                  1 YEAR       3 YEARS       5 YEARS         10 YEARS

Class A shares                $670         $1,078        $1,511          $2,712
--------------------------------------------------------------------------------
Class B shares                $766         $1,117        $1,595          $2,816
--------------------------------------------------------------------------------
Class C shares                $366         $  817        $1,395          $2,964
--------------------------------------------------------------------------------
Class P shares                $211         $  652        $1,119          $2,410
--------------------------------------------------------------------------------

You would have paid the following expenses if you did not redeem your shares:

Class A shares                $670         $1,078        $1,511          $2,712
--------------------------------------------------------------------------------
Class B shares                $266         $  817        $1,395          $2,816
--------------------------------------------------------------------------------
Class C shares                $266         $  817        $1,395          $2,964
--------------------------------------------------------------------------------
Class P shares                $211         $  652        $1,119          $2,410
--------------------------------------------------------------------------------

[SIDENOTE]

MANAGEMENT FEES are payable to Lord Abbett for the Fund's investment management.

12b-1 FEES are fees incurred for activities that are primarily intended to result in the sale of Fund shares and service fees for shareholder account service and maintenance.

OTHER EXPENSES include fees paid for miscellaneous items such as shareholder service fees and professional fees.

LORD ABBETT IS CURRENTLY WAIVING THE MANAGEMENT FEES AND SUBSIDIZING A PORTION OF THE OTHER EXPENSES OF THE FUND. LORD ABBETT MAY STOP WAIVING THE MANAGEMENT FEES AND SUBSIDIZING A PORTION OF THE OTHER EXPENSES AT ANY TIME. THE TOTAL OPERATING EXPENSE RATIO WITH THE FEE WAIVER AND THE PARTIAL EXPENSE SUBSIDY IS 0.97% FOR CLASS A, 1.59% FOR CLASS B, 1.49% FOR CLASS C, AND 1.04% FOR CLASS P.


10  The Funds

                                                    ALPHA FUND

GOAL

      The Fund's investment objective is long-term capital appreciation.

PRINCIPAL STRATEGY

      This Fund is a "fund of funds" - meaning it invests in other mutual funds rather than directly in portfolio securities like stocks, bonds and money market instruments. To pursue its goal, the Fund uses an asset allocation investment process by investing in three underlying funds managed by Lord Abbett. The underlying funds focus on small companies and international companies. The Fund allocates its assets among the underlying funds by attempting to achieve a balance, over time, between foreign and domestic securities similar to that of the unmanaged Salomon Brothers Extended Market Index. This Fund is intended for investors who are seeking exposure to the stocks of small U.S. and foreign companies managed in both growth and value styles.

      As of the date of this prospectus, the Fund invested the following approximate percentages in the underlying funds: 40% in the International Fund, 30% in the Small-Cap Value Fund and 30% in the Developing Growth Fund. We decide how much to invest in the underlying funds at any particular time. These amounts may change at any time without shareholder approval.

MAIN RISKS

      The Fund's investments are concentrated in the underlying funds and, as a result, the Fund's performance is directly related to their performance. The Fund's ability to meet its investment objective depends on the ability of the underlying funds to achieve their investment objectives.

      Consequently, the Fund is subject to the particular risks of the underlying funds in the proportion in which the Fund invests in them. The underlying funds are subject to the general risks and considerations associated with equity investing. Their values will fluctuate in response to movements in the stock market in general and to the changing prospects of individual companies in which the underlying fund invests. If an underlying fund's assessment of market conditions or companies held in the fund is wrong, the fund could suffer losses or produce poor performance relative to other funds, even in a rising market. Each underlying fund is subject to the risks of investing in the securities of small companies and in foreign securities. The risks presented by the investment practices of the Small-Cap Value Fund and the Developing Growth Fund are discussed in the "Alpha Fund Underlying Funds" section immediately below. The previous section of this prospectus titled "International Fund" discusses the risks of investing in that underlying fund.

      You may invest in the underlying funds directly. By investing in the Fund, you will incur a proportionate share of the expenses of the underlying funds in addition to any expenses of the Fund.

      An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. While the Fund offers a greater level of diversification than many other types of mutual funds, it is not a complete investment program and may not be appropriate for all investors. You could lose money by investing in the Fund.

[SIDENOTE]

WE OR THE FUND OR ALPHA FUND refers to the Alpha Series, a portfolio or series of the Trust.

UNDERLYING FUNDS in which the Fund invests are:

- LORD ABBETT DEVELOPING GROWTH FUND, INC. ("Developing Growth Fund")

- LORD ABBETT SECURITIES TRUST - INTERNATIONAL SERIES ("International Fund") and

- LORD ABBETT RESEARCH FUND, INC. - SMALL-CAP VALUE SERIES ("Small-Cap Value Fund")

FUND'S VOLATILITY AND BALANCE. The Fund's long-term volatility is expected to approximate that of the unmanaged Salomon Brothers Extended Market Index. Over time, the Fund intends to approximate the index's balance between foreign and domestic securities by varying its investments in the underlying funds, subject to the Fund's cash flow and desire to avoid excessive capital gains distributions. Past performance and volatility of the index do not indicate future results for the index or the Fund. The Fund may not achieve this level of volatility or balance, or other objective.


                                                                   The Funds  11

                                                                      ALPHA FUND

ABOUT THE ALPHA FUND'S UNDERLYING FUNDS

      The Alpha Fund invests in three Lord Abbett underlying funds: the International Fund, the Small-Cap Value Fund and the Developing Growth Fund. The following is a brief description of the investment objectives and practices of the Small-Cap Value Fund and the Developing Growth Fund. No offer is made in this prospectus of either of these two funds. A full description of the investment objectives and practices of the International Fund may be found in this prospectus under the previous section titled "International Fund."

      The Small-Cap Value Fund's investment objective is long-term capital appreciation. Under normal circumstances, this fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in equity securities of companies with market capitalizations of less than $2 billion at the time of purchase. This market capitalization threshold may vary in response to changes in the markets. The Small-Cap Value Fund invests in securities that we believe are selling at reasonable prices in relation to value.

      The Developing Growth Fund's investment objective is long-term capital appreciation. The fund primarily invests in the common stocks of companies with above-average, long-term growth potential. Normally, at least 65% of its net assets are invested in the equity securities of small companies in their developing growth stage.

      Both the Small-Cap Value Fund and the Developing Growth Fund use extensive fundamental analysis in an attempt to identify outstanding companies for investment.

      Investing in small companies generally involves greater risks than investing in the stocks of large companies. Small companies may have less experienced management and unproven track records. They may rely on limited product lines and have limited financial resources. These factors may make them more susceptible to setbacks or economic downturns. In addition, small-company stocks tend to have fewer shares outstanding and trade less frequently than the stocks of larger companies. As a result, there may be less liquidity in the prices of small-company stocks, subjecting them to greater price fluctuations than larger companies.

      Each of the Small-Cap Value Fund and the Developing Growth Fund may invest up to 10% of its net assets in foreign securities that are primarily traded outside the United States. Foreign securities may pose greater risks than domestic securities. Foreign markets and the securities traded in them may not be subject to the same degree of regulation as U.S. markets. Securities clearance, settlement procedures and trading practices may be different, and transaction costs may be higher in foreign countries. There may be less trading volume and liquidity in foreign markets, subjecting the securities traded in them to greater price fluctuations. Foreign investments also may be affected by changes in currency rates or currency controls. With respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes, and political or social instability that could affect investments in the Fund.


12  The Funds

                                            ALPHA FUND  Symbols: Class A - ALFAX
                                                                 Class B - ALFBX
                                                                 Class C - ALFCX

PERFORMANCE

      The bar chart and table below provide some indication of the risks of investing in the Fund by illustrating the variability of the Fund's returns. Each assumes reinvestment of dividends and distributions. The Fund's past performance, before and after taxes, is not necessarily an indication of how the Fund will perform in the future.

      The bar chart shows changes in the performance of the Fund's Class A shares from calendar year to calendar year. This chart does not reflect the sales charges applicable to Class A shares. If the sales charges were reflected, returns would be less.

================================================================================
BAR CHART (PER CALENDAR YEAR) -- 2ND -- CLASS A SHARES
--------------------------------------------------------------------------------

[BAR CHART]

99       24.8%
00       -5.7%
01      -11.5%

BEST QUARTER   4th Q '99  +18.2%               WORST QUARTER   3rd Q '01  -18.6%
================================================================================

      The table below shows how the average annual total returns of the Fund's Class A, B and C shares compare to those of two broad-based securities market indices. The Fund believes that the Salomon Smith Barney World SmallCap Index more closely reflects the market sectors in which the Fund invests and may decide to replace the Salomon Brothers Extended Market Index with this index. The Fund's returns reflect payment of the maximum applicable front-end or deferred sales charges.

      The after-tax returns for Class A shares included in the table below are calculated using the historical highest individual federal marginal income tax rates, and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. After-tax returns for Class B, Class C and Class P shares are not shown in the table and will vary from those shown for Class A shares.

=============================================================================================
AVERAGE ANNUAL TOTAL RETURNS THROUGH DECEMBER 31, 2001
---------------------------------------------------------------------------------------------
SHARE CLASS                                                      1 YEAR       LIFE OF FUND(1)
Class A shares
---------------------------------------------------------------------------------------------
  Return Before Taxes                                            -16.65%          -2.40%
---------------------------------------------------------------------------------------------
  Return After Taxes on Distributions                            -17.37%          -3.12%
---------------------------------------------------------------------------------------------
  Return After Taxes on Distributions and Sale of Fund Shares     -9.49%          -2.09%
---------------------------------------------------------------------------------------------
Class B shares                                                   -16.37%          -2.22%
---------------------------------------------------------------------------------------------
Class C shares                                                   -13.03%          -1.54%
---------------------------------------------------------------------------------------------
Salomon Brother Extended Market Index(2)
 (reflects no deduction for fees, expenses or taxes)             -11.30%          -0.22%(3)
---------------------------------------------------------------------------------------------
Salomon Smith Barney World Small Cap Index
 (reflects no deduction for fees, expenses or taxes)              -5.18%           1.09%
---------------------------------------------------------------------------------------------

(1)   The date all classes were first offered to the public is 3/18/98.

(2) The performance of the unmanaged indices is not necessarily representative of the Fund's performance.

(3) Represents total return for the period 3/31/98 - 12/31/01, to correspond with the Class A, B, and C periods shown.


                                                                   The Funds  13

                                                                      ALPHA FUND

FEES AND EXPENSES

      This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

==================================================================================================
FEE TABLE
--------------------------------------------------------------------------------------------------
                                                       CLASS A   CLASS B(1)    CLASS C     CLASS P
SHAREHOLDER FEES (Fees paid directly from your investment)
--------------------------------------------------------------------------------------------------
Maximum Sales Charge on Purchases
--------------------------------------------------------------------------------------------------
(as a % of offering price)                              5.75%       none        none         none
--------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (See "Purchases")(2)      none(3)     5.00%       1.00%(4)     none
--------------------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (Expenses deducted from Fund assets) (as a % of average net assets)
--------------------------------------------------------------------------------------------------
Management Fees (See "Management")                      0.50%       0.50%       0.50%        0.50%
--------------------------------------------------------------------------------------------------
Distribution and Service (12b-1) Fees(5)                0.39%       1.00%       1.00%        0.45%
--------------------------------------------------------------------------------------------------
Other Expenses                                          0.48%       0.48%       0.48%        0.48%
--------------------------------------------------------------------------------------------------
Total Operating Expenses                                1.37%(6)    1.98%       1.98%        1.43%
--------------------------------------------------------------------------------------------------

(1) Class B shares will convert to Class A shares on the eighth anniversary of your original purchase of Class B shares.

(2) The maximum contingent deferred sales charge ("CDSC") is a percentage of the lesser of the net asset value at the time of the redemption or the net asset value when the shares were originally purchased.

(3) A CDSC of 1.00% may be assessed on certain redemptions of Class A shares made within 24 months following any purchases made without a sales charge.

(4) A CDSC of 1.00% may be assessed on Class C shares if they are redeemed before the first anniversary of their purchase.

(5) Because 12b-1 fees are paid out on an ongoing basis, over time they will increase the cost of your investment and may cost you more than paying other types of sales charges.

(6) The annual operating expenses (excluding waiver and expense reductions) have been restated from fiscal year amounts to reflect an estimate of current fees.

      While each Class of shares of the Alpha Fund is expected to operate with the direct total operating expenses shown under the "Fee Table" above, shareholders in the Alpha Fund bear indirectly the Class Y share expenses of the underlying funds in which the Alpha Fund invests. The following chart provides the expense ratio for each of the underlying funds' Class Y shares, as well as the approximate percentage of the Alpha Fund's net assets invested in each underlying fund on October 31, 2001:

                                       UNDERLYING FUNDS'       % OF ALPHA FUND
                                        EXPENSE RATIOS            NET ASSETS
Developing Growth Fund                        .82%                    30%
--------------------------------------------------------------------------------
Small-Cap Value Fund                         1.06%                    30%
--------------------------------------------------------------------------------
International Fund                           1.60%                    40%
--------------------------------------------------------------------------------
                                                                     100%
                                                               -----------------

      Based on these figures, the weighted average Class Y share expense ratio for the underlying funds in which Alpha Fund invests is 1.20% (the "underlying expense ratio"). This figure is only an approximation of the Alpha Fund's underlying expense ratio, since the amount of assets invested in each of the underlying funds changes daily.

================================================================================
EXAMPLE
--------------------------------------------------------------------------------

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. This example, like that in other funds' prospectuses, assumes that you invest $10,000 in the Fund at the maximum sales charge, if any, for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. In addition, the example assumes the Fund pays the operating expenses set forth in the fee table above and the Fund's pro rata share of the Class Y expenses of the underlying funds. Although your actual costs may be higher or lower, based on these assumptions your costs (including any applicable contingent deferred sales charges) would be:

SHARE CLASS                  1 YEAR       3 YEARS       5 YEARS         10 YEARS

Class A shares                $820         $1,329        $1,862          $3,313
--------------------------------------------------------------------------------
Class B shares                $821         $1,280        $1,864          $3,345
--------------------------------------------------------------------------------
Class C shares                $421         $  980        $1,664          $3,485
--------------------------------------------------------------------------------
Class P shares                $266         $  817        $1,395          $2,964
--------------------------------------------------------------------------------

You would have paid the following expenses if you did not redeem your shares:

Class A shares                $820         $1,329        $1,862          $3,313
--------------------------------------------------------------------------------
Class B shares                $321         $  980        $1,664          $3,345
--------------------------------------------------------------------------------
Class C shares                $321         $  980        $1,664          $3,485
--------------------------------------------------------------------------------
Class P shares                $266         $  817        $1,395          $2,964
--------------------------------------------------------------------------------

[SIDENOTE]

MANAGEMENT FEES are payable to Lord Abbett for the Fund's investment management. LORD ABBETT IS CURRENTLY WAIVING ITS MANAGEMENT FEES FOR THE FUND. LORD ABBETT MAY STOP WAIVING THE MANAGEMENT FEES AT ANY TIME. TOTAL OPERATING EXPENSES LESS THE MANAGEMENT FEE WAIVER AND EXPENSES ASSUMED BY UNDERLYING FUNDS (SEE BELOW) ARE 0.39% (CLASS A SHARES), 1.00% (CLASS B AND CLASS C SHARES), AND 0.45% (CLASS P SHARES).

12b-1 FEES are fees incurred for activities that are primarily intended to result in the sale of Fund shares and service fees for shareholder account service and maintenance.

OTHER EXPENSES include fees paid for miscellaneous items such as shareholder service fees and professional fees. The Fund has entered into a servicing arrangement with the underlying funds under which the underlying funds may bear certain of the Fund's Other Expenses. As a result, the Fund does not expect to bear any of these Other Expenses.


14  The Funds

ADDITIONAL INVESTMENT INFORMATION

      This section describes some investment techniques used by each Fund and some of the risks associated with those techniques.

      ADJUSTING INVESTMENT EXPOSURE. Each Fund will be subject to the risks associated with investments. Each Fund may, but is not required to, use various strategies to change its investment exposure to adjust to changes in economic, social, political, and general market conditions, which affect security prices, interest rates, currency exchange rates, commodity prices and other factors. For example, a Fund may seek to hedge against certain market risks. These strategies may involve, with board approval, effecting transactions in derivative and similar instruments, including but not limited to options, futures, forward contracts, swap agreements, warrants, and rights. If we judge market conditions incorrectly or use a hedging strategy that does not correlate well with a Fund's investments, it could result in a loss, even if we intended to lessen risk or enhance returns. These strategies may involve a small investment of cash compared to the magnitude of the risk assumed, and could produce disproportionate gains or losses.

      DEPOSITORY RECEIPTS. The Funds may invest in sponsored and unsponsored American Depository Receipts ("ADRs") and similar depository receipts. ADRs, typically issued by a financial institution (a "depository"), evidence ownership interests in a security or a pool of securities issued by a foreign company and deposited with the depository. Prices of ADRs are quoted in U.S. dollars, and ADRs are traded in the U.S. Ownership of ADRs entails similar investment risks to direct ownership of foreign securities traded outside the U.S; however, for purposes of the Funds' investment policies, ADRs are not treated as foreign securities.

      EMERGING COUNTRIES RISK. Both the International Fund and the World Bond-Debenture Fund may invest in emerging country securities. The securities markets of emerging countries tend to be less liquid, especially subject to greater price volatility, have a smaller market capitalization, have less government regulation and not be subject to as extensive and frequent accounting, financial and other reporting requirements as securities issued in more developed countries. Further, investing in the securities of issuers located in certain emerging countries may present a greater risk of loss resulting from problems in security registration and custody or substantial economic or political disruptions.

      EQUITY SECURITIES. The All Value Fund, International Fund and the Alpha Fund invest, and the World Bond-Debenture Fund may invest to the extent consistent with its investment policies, in equity securities. Equity securities include common stocks, preferred stocks, convertible securities, depository receipts, warrants and similar instruments. Common stocks, the most familiar type, represent an ownership interest in a company. The value of equity securities fluctuates based on changes in a company's financial condition and on market and economic conditions.

      FOREIGN CURRENCY TRANSACTIONS. The International Fund and the World Bond-Debenture Fund may, but are not required to, engage in various types of foreign currency exchange transactions to seek to hedge against the risk of loss from changes in currency exchange rates. These Funds may employ a variety of investments and techniques including spot and forward foreign exchange transactions, currency swaps, listed or OTC options on currencies, and currency futures and options on currency futures.

      There is no guarantee that these hedging activities will be successful, and they may result in losses. Although the Funds may use foreign exchange transactions to hedge against adverse currency movements, foreign exchange transactions involve the risk that anticipated currency movements will not be accurately predicted and that the Funds' hedging strategies will be ineffective. To the extent that the Funds hedge against


                                                                   The Funds  15
      anticipated currency movements which do not occur, the Funds may realize losses. foreign exchange transactions may subject the Funds to the risk that the counterparty will be unable to honor its financial obligation to the Funds, and the risk that relatively small market movements may result in large changes in the value of a foreign exchange instrument. If the Funds cross-hedge, the Funds will face the risk that the foreign exchange instrument purchased will not correlate as expected with the position being hedged.

      FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The Funds may enter into financial futures contracts and options thereon for bona fide hedging purposes or to pursue risk management strategies. These transactions involve the purchase or sale of a contract to buy or sell a specified security or other financial instrument at a specific future date and price on an exchange or in the over the counter market ("OTC"). A Fund may not purchase or sell futures contracts or options on futures contracts on a CFTC regulated exchange for non-bona fide hedging purposes if the aggregated initial margin and premiums required to establish such positions would exceed 5% of the liquidation value of the Fund's portfolio, after taking into account unrealized profits and losses on any such contracts it has entered into.

      LISTED OPTIONS ON SECURITIES. The Funds may purchase and write national securities exchange-listed put and call options on securities or securities indices. The Funds may use options for hedging or cross-hedging purposes, or to seek to increase total return (which is considered a speculative activity). A "call option" is a contract sold for a price giving its holder the right to buy a specific number of shares at a specific price prior to a specified date. A "covered call option" is a call option issued on securities already owned by the writer of the call option for delivery to the holder upon the exercise of the option. The Funds may write covered call options with respect to securities in their portfolios in an attempt to increase its income and to provide greater flexibility in the disposition of portfolio securities. A "put option" gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying securities at the exercise price at any time during the option period. A put option sold by the Funds is covered when, among other things, the Funds segregate permissible liquid assets having a value equal to or greater than the exercise price of the option to fulfill the obligation undertaken. Each Fund will not purchase an option if, as a result of such purchase, more than 5% of its total assets would be invested in premiums for such options. Each Fund may only sell (write) covered put options to the extent that cover for such options does not exceed 15% of its net assets, except the International Fund may not exceed 25% of its net assets. Each Fund may only sell (write) covered call options having an aggregate market value of less than 25% of its total assets.

      RISKS OF OPTIONS AND FUTURES. Fund transactions, if any, in futures, options on futures and other options involve additional risk of loss. Loss may result, for example, from adverse market movements, a lack of correlation between changes in the value of these derivative instruments and the Funds' assets being hedged, the potential illiquidity of the markets for derivative instruments, the risk that the counterparty to an OTC contract will fail to perform its obligations, or the risks arising from margin requirements and related leverage factors associated with such transactions.

      STRUCTURED SECURITIES. The World Bond-Debenture Fund may invest in structured securities. Structured securities are securities whose value is determined by reference to changes in the value of specific currencies, interest rates, commodities, indices or other financial indicators (the "Reference") or the relative change in two or more References. The interest rate or the principal amount payable upon maturity or redemption may be


16  The Funds
      increased or decreased depending upon changes in the applicable Reference. Structured securities may be positively or negatively indexed, so the appreciation of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rates or the value of the security at maturity may be a multiple of changes in the value of the Reference. Consequently, structured securities may present a greater degree of market risk than other types of fixed-income securities, and may be more volatile, less liquid and more difficult to price accurately than less complex securities.

      TEMPORARY DEFENSIVE INVESTMENTS. At times each Fund may take a temporary defensive position by investing some or all of its assets in short-term fixed income securities. Such securities may be used to attempt to avoid losses in response to adverse market, economic, political or other conditions, to invest uncommitted cash balances, or to maintain liquidity to meet shareholder redemptions. These securities may include: obligations of the U.S. Government and its agencies and instrumentalities, commercial paper, bank certificates of deposit, bankers' acceptances, and repurchase agreements collateralized by these securities. These investments could reduce the benefit from any upswing in the market and prevent a Fund from achieving its investment objective.

MANAGEMENT

      The Funds' investment adviser is Lord, Abbett & Co., which is located at 90 Hudson Street, Jersey City, NJ 07302-3973. Founded in 1929, Lord Abbett manages one of the nation's oldest mutual fund complexes, with approximately $42 billion in more than 40 mutual fund portfolios and other advisory accounts. For more information about the services Lord Abbett provides to the Funds, see the Statement of Additional Information.

      Lord Abbett is entitled to an annual management fee based on each Fund's average daily net assets. Each fee is calculated daily and payable monthly.

      For the fiscal year ended October 31, 2001, the fee paid to Lord Abbett for each Fund was as follows:

      -     for the International Fund the annual rate was .75 of 1%;

      -     for the World Bond-Debenture Fund the annual rate was .75 of 1%; and

      -     for the Alpha Fund, the annual rate was .50 of 1%.

      -     for the All Value Fund the annual rate was calculated as follows:

               .75 of 1% on the first $200 million of average daily net assets,

               .65 of 1% on the next $300 million,

               .50 of 1% of the Fund's assets over $500 million.

      Based on this calculation, the management fee paid to Lord Abbett for the fiscal year ended October 31, 2001 with respect to the All Value Fund was at an annual rate of .72 of 1% of this Fund's average daily net assets. For the fiscal year ended October 31, 2001 Lord Abbett waived its entire management fee for each of the World Bond-Debenture Fund and the Alpha Fund. In addition, the Funds pay all expenses not expressly assumed by Lord Abbett.

      INVESTMENT MANAGERS. Lord Abbett uses teams of investment managers and analysts acting together to manage the Funds' investments.

      ALL VALUE FUND. The investment management team is headed by Robert G. Morris. The other senior members of the team are Robert P. Fetch, David G. Builder, Daniel H. Frascarelli, and Gerard S. E. Heffernan. Mr. Morris, Partner and Director of Equity


                                                                   The Funds  17

      Investments, joined Lord Abbett in 1991. Mr. Morris is a holder of a Chartered Financial Analyst designation and has been in the investment business since 1971. Mr. Fetch, Partner and Small-Cap Value Senior Investment Manager, joined Lord Abbett in 1995. Mr. Fetch is a holder of a Chartered Financial Analyst designation and has been in the investment business since 1983. Mr. Builder, Equity Analyst on the Small Cap Growth Team, joined Lord Abbett in 1998 from Bear Stearns where he served as an Equity Analyst. Mr. Builder has been in the investment business since 1987. Mr. Frascarelli, Investment Manager, joined Lord Abbett in 1990. Mr. Frascarelli is a holder of a Chartered Financial Analyst designation and has been in the investment business since 1983. Mr. Heffernan, Research Analyst on the Small Cap Value team, joined Lord Abbett in 1998 from CL Capital Management where he held served as Portfolio Manager and Equity Research Analyst. Mr. Heffernan is a holder of a Chartered Financial Analyst designation and has been in the investment business since 1988.

      INTERNATIONAL FUND. The investment management team is headed by Ingrid C. Holm, Investment Manager-Global Equity Investment. The other senior member of the team is Robert G. Morris. (See All Value Fund above). Ms. Holm joined Lord Abbett in 2001 from Batterymarch Financial Management, Inc. where she served as Portfolio Manager-International from 2000 to 2001, prior thereto she held various positions at the Prudential Insurance Company of America, most recently as a Global Equity Portfolio Manager. Ms. Holm is a holder of a Chartered Financial Analyst designation and has been in the investment business since 1982.

      WORLD BOND-DEBENTURE SERIES. Robert I. Gerber, Partner and Director of Taxable Fixed Income Management, heads the team, the senior members of which are Christopher J. Towle, Michael S. Goldstein, and Jerald M. Lanzotti. Mr. Gerber joined Lord Abbett in 1997 from Sanford C. Bernstein & Co., Inc. where he was a Shareholder and served as the Senior Portfolio Manager-Mortgage Group. Mr. Gerber has been in the investment business since 1987. Mr. Towle, Partner and Investment Manager, joined Lord Abbett in 1987. Mr. Towle is a holder of a Chartered Financial Analyst designation and has been in the investment business since 1980. Mr. Goldstein, Fixed Income Investment Manager, joined Lord Abbett in 1997, is a holder of a Chartered Financial Analyst designation and has been in the investment business since 1990. Mr. Lanzotti, Fixed Income Investment Manager, Global Bonds, joined Lord Abbett in 1996 and has been in the investment business since 1990.

      ALPHA SERIES. Robert G. Morris (see All Value Fund above) heads the team, which includes the senior managers of the three underlying funds: Robert
      P. Fetch, Small-Cap Value Fund (see All Value Fund above), Steven J. McGruder, Developing Growth Fund; and Ingrid C. Holm, International Fund (see International Fund above). Mr. McGruder, Partner and Senior Investment Manager, joined Lord Abbett in 1995, is a holder of a Chartered Financial Analyst designation, and has been in the investment business since 1969.


18  The Funds

                                 YOUR INVESTMENT

PURCHASES

      The Funds offer in this prospectus four classes of shares: Classes A, B, C, and P, each with different expenses and dividends. You may purchase shares at the net asset value ("NAV") per share determined after we receive your purchase order submitted in proper form. A front-end sales charge is normally added to the NAV in the case of the Class A shares. There is no front-end sales charge in the case of the Class B, Class C, and Class P shares, although there may be a contingent deferred sales charge ("CDSC") as described below.

      You should read this section carefully to determine which class of shares represents the best investment option for your particular situation. It may not be suitable for you to place a purchase order for Class B shares of $500,000 or more or a purchase order for Class C shares of $1,000,000 or more. You should discuss purchase options with your investment professional.

      FOR MORE INFORMATION, SEE "CAPITAL STOCK AND OTHER SECURITIES" IN THE STATEMENT OF ADDITIONAL INFORMATION.

      We reserve the right to withdraw all or any part of the offering made by this prospectus or to reject any purchase order. We also reserve the right to waive or change minimum investment requirements. All purchase orders are subject to our acceptance and are not binding until confirmed or accepted in writing.

================================================================================
SHARE CLASSES
--------------------------------------------------------------------------------

 CLASS A  -  normally offered with a front-end sales charge

 CLASS B  -  no front-end sales charge, but a CDSC is applied to shares redeemed before the sixth anniversary of purchase
          -  higher annual expenses than Class A shares
          -  automatically convert to Class A shares after eight years

 CLASS C  -  no front-end sales charge, but a CDSC is applied to shares redeemed before the first anniversary of purchase
          -  higher annual expenses than Class A shares

 CLASS P  -  no front-end sales charge and no CDSC
          -  available only to certain investors

====================================================================================================
FRONT-END SALES CHARGES - CLASS A SHARES
(All Value Fund, International Fund and Alpha Fund)
----------------------------------------------------------------------------------------------------
                                                                TO COMPUTE       MAXIMUM DEALER'S
                             AS A % OF        AS A % OF       OFFERING PRICE        CONCESSION
YOUR INVESTMENT           OFFERING PRICE   YOUR INVESTMENT     DIVIDE NAV BY   (% OF OFFERING PRICE)
----------------------------------------------------------------------------------------------------
Less than $50,000              5.75%            6.10%              .9425               5.00%
----------------------------------------------------------------------------------------------------
$50,000 to $99,999             4.75%            4.99%              .9525               4.00%
----------------------------------------------------------------------------------------------------
$100,000 to $249,999           3.95%            4.11%              .9605               3.25%
----------------------------------------------------------------------------------------------------
$250,000 to $499,999           2.75%            2.83%              .9725               2.25%
----------------------------------------------------------------------------------------------------
$500,000 to $999,999           1.95%            1.99%              .9805               1.75%
----------------------------------------------------------------------------------------------------
$1,000,000 and over       No Sales Charge                         1.0000
----------------------------------------------------------------------------------------------------

An amount of up to 1% of an investment may be paid by the Fund to a dealer for purchases of $1 million or more and purchases by certain Retirement and Benefit Plans.

[SIDENOTE]

NAV per share for each class of Fund shares is calculated, under normal circumstances, each business day at the close of regular trading on the New York Stock Exchange ("NYSE"), normally 4:00 p.m. Eastern time. Purchases and sales of Fund shares are executed at the NAV next determined after the Fund receives your order in proper form. In calculating NAV, securities for which market quotations are available are valued at those quotations. Securities for which such quotations are not available are valued at fair value under procedures approved by the Trust's Board. Certain foreign securities that are primarily listed on foreign exchanges may trade on weekends or days when a Fund's NAV is not calculated. As a result, a Fund's NAV may be impacted on days when shareholders will not be able to purchase or redeem Fund shares.


                                                             Your Investment  19

=================================================================================================
FRONT-END SALES CHARGES - CLASS A SHARES
(World Bond-Debenture Fund Only)
-------------------------------------------------------------------------------------------------
                                                             TO COMPUTE       MAXIMUM DEALER'S
                          AS A % OF        AS A % OF       OFFERING PRICE        CONCESSION
YOUR INVESTMENT        OFFERING PRICE   YOUR INVESTMENT     DIVIDE NAV BY   (% OF OFFERING PRICE)
-------------------------------------------------------------------------------------------------
Less than $100,000          4.75%            4.99%              .9525               4.00%
-------------------------------------------------------------------------------------------------
$100,000 to $249,999        3.95%            4.11%              .9605               3.25%
-------------------------------------------------------------------------------------------------
$250,000 to $499,999        2.75%            2.83%              .9725               2.25%
-------------------------------------------------------------------------------------------------
$500,000 to $999,999        1.95%            1.99%              .9805               1.75%
-------------------------------------------------------------------------------------------------
$1,000,000 and over    No Sales Charge                         1.0000
-------------------------------------------------------------------------------------------------

An amount of up to 1% of an investment may be paid by the Fund to a dealer for purchases of $1 million or more and purchases by certain Retirement and Benefit Plans.

      REDUCING YOUR CLASS A FRONT-END SALES CHARGES. Class A shares may be purchased at a discount if you qualify under either of the following conditions:

      - RIGHTS OF ACCUMULATION - A Purchaser may apply the value at public offering price of the Class A shares you already owned to a new purchase of Class A shares of any ELIGIBLE FUND in order to reduce the sales charge.

      - LETTER OF INTENTION - A Purchaser of Class A shares may purchase additional Class A shares of any Eligible Fund over a 13-month period and receive the same sales charge as if all shares were purchased at once. Shares purchased through reinvestment of dividends or distributions are not included. A Letter of Intention may be backdated 90 days. Current holdings under Rights of Accumulation may be included in a Letter of Intention.

      - The term "Purchaser" includes: (1) an individual, (2) an individual, his or her spouse, and children under the age of 21, and (3) a trustee or other fiduciary purchasing shares for a single trust, estate or single fiduciary account (including a pension, profit-sharing, or other employee benefit trust qualified under
            Section 401 of the Internal Revenue Code). Please note that more than one qualified employee benefit trust of a single employer, including its consolidated subsidiaries, may be considered a single trust, as may qualified plans of multiple employers registered in the name of a single bank trustee be considered as one account; although more than one beneficiary is involved.

      FOR MORE INFORMATION ON ELIGIBILITY FOR THESE PRIVILEGES, READ THE APPLICABLE SECTIONS IN THE ATTACHED APPLICATION.

      CLASS A SHARE PURCHASES WITHOUT A FRONT-END SALES CHARGE. Class A shares may be purchased without a front-end sales charge under any of the following conditions:

      -     purchases of $1 million or more,*

      - purchases by RETIREMENT AND BENEFIT PLANS with at least 100 eligible employees,*

      - purchases for Retirement and Benefit Plans made through FINANCIAL INTERMEDIARIES that perform participant recordkeeping or other administrative services for the Plans and that have entered into special arrangements with the Funds and/or Lord Abbett Distributor specifically for such purchases,*

      - purchases made with dividends and distributions on Class A shares of another Eligible Fund,

      - purchases representing repayment under the loan feature of the Lord Abbett sponsored prototype 403(b) Plan for Class A shares,

      - purchases by employees of any consenting securities dealer having a sales agreement with Lord Abbett Distributor,

      - purchases made by or on behalf of Financial Intermediaries for clients that pay the

[SIDENOTE]

ELIGIBLE FUND. An "Eligible Fund" is any Lord Abbett-sponsored fund except for:
(1) certain tax-free, single-state funds where the exchanging shareholder is a resident of a state in which such a fund is not offered for sale; (2) Lord Abbett Series Fund, Inc.; (3) Lord Abbett U.S. Government Securities Money Market Fund, Inc. ("GSMMF") (except for holdings in GSMMF which are attributable to any shares exchanged from the Lord Abbett family of funds); and (4) any other fund the shares of which are not available to the investor at the time of the transaction due to a limitation on the offering of the Fund's shares. An Eligible Fund also is any Authorized Institution's affiliated money market fund meeting criteria set by Lord Abbett Distributor as to certain omnibus account and other criteria.

RETIREMENT AND BENEFIT PLANS include qualified and non-qualified retirement plans, deferred compensation plans and certain other retirement, savings or benefit plans, excluding Individual Retirement Accounts.

Lord Abbett offers a variety of retirement plans. Call 800-253-7299 for information about:

-     Traditional, Rollover, Roth and Education IRAs

-     Simple IRAs, SEP-IRAs, 401(k) and 403(b) accounts

-     Defined Contribution Plans

FINANCIAL INTERMEDIARIES include broker-dealers, registered investment advisers, banks, trust companies, certified financial planners, third-party administrators, record-keepers, trustees, custodians, financial consultants and insurance companies.


20  Your Investment

            Intermediaries fees for services that include investment advisory or management services, provided that the Financial Intermediaries or their trading agents have entered into special arrangements with the Funds and/or Lord Abbett Distributor specifically for such purchases,

      - purchases by trustees or custodians of any pension or profit sharing plan, or payroll deduction IRA for employees of any consenting securities dealer having a sales agreement with Lord Abbett Distributor,

      - purchases by each Lord Abbett-sponsored fund's Directors or Trustees, officers of each Lord Abbett-sponsored fund, employees and partners of Lord Abbett (including retired persons who formerly held such positions and family members of such purchasers), or

      - purchases through an omnibus account of a dealer that features ten or fewer preferred mutual fund families, including the Lord Abbett family of funds, within 30 days of, and with the proceeds from, a redemption through the same dealer's omnibus account of shares of a mutual fund that were originally purchased subject to a sales charge.

      SEE THE STATEMENT OF ADDITIONAL INFORMATION FOR A LISTING OF OTHER CATEGORIES OF PURCHASERS WHO QUALIFY FOR CLASS A SHARE PURCHASES WITHOUT A FRONT-END SALES CHARGE.

      *     THESE CATEGORIES MAY BE SUBJECT TO A CDSC.

================================================================================
CONTINGENT DEFERRED SALES CHARGE (CDSC)

A CDSC, regardless of class, is not charged on shares acquired through reinvestment of dividends or capital gains distributions and is charged on the original purchase cost or the current market value of the shares at the time they are redeemed, whichever is lower. In addition, repayment of loans under Retirement and Benefit Plans will constitute new sales for purposes of assessing the CDSC.

To minimize the amount of any CDSC, each Fund redeems shares in the following order:

1. shares acquired by reinvestment of dividends and capital gains (always free of a CDSC)

2. shares held for six years or more (Class B) or two years or more after the month of purchase (Class A) or one year or more (Class C)

3. shares held the longest before the sixth anniversary of their purchase (Class B) or before the second anniversary after the month of purchase (Class A) or before the first anniversary of their purchase (Class C)

================================================================================

CLASS A SHARE CDSC. If you buy Class A shares of a Fund under one of the starred (*) categories listed above or if you acquire Class A shares in exchange for Class A shares of another Lord Abbett-sponsored fund subject to a CDSC and you redeem any of the Class A shares within 24 months after the month in which you initially purchased those shares, the Fund will normally collect a CDSC of 1% and remit it to the fund in which you originally purchased the shares.

The Class A share CDSC generally will not be assessed at the time of the following transactions:

- benefit payments under Retirement and Benefit Plans in connection with loans, hardship withdrawals, death, disability, retirement, separation from service or any excess distribution under Retirement and Benefit Plans (documentation may be required)

- redemptions by Retirement and Benefit Plans made through Financial Intermediaries that have special arrangements with the Funds and/or Lord Abbett Distributor, provided the Plan has not redeemed all, or substantially all, of its assets from the Lord Abbett family of funds

[SIDENOTE]

BENEFIT PAYMENT DOCUMENTATION (Class A CDSC only) Requests for benefit payments of $50,000 or more must be in writing. Use the address indicated under "Opening your Account."


                                                             Your Investment  21

CLASS B SHARE CDSC. The CDSC for Class B shares normally applies if you redeem your shares before the sixth anniversary of their initial purchase. The CDSC will be remitted to Lord Abbett Distributor. The CDSC declines the longer you own your shares according to the following schedule:

================================================================================
CONTINGENT DEFERRED SALES CHARGES - CLASS B SHARES
--------------------------------------------------------------------------------

ANNIVERSARY(1) OF THE DAY ON                    CONTINGENT DEFERRED SALES CHARGE
WHICH THE PURCHASE ORDER                        ON REDEMPTION (AS % OF AMOUNT
WAS ACCEPTED                                    SUBJECT TO CHARGE)

On                             Before
--------------------------------------------------------------------------------
                               1st                           5.0%
--------------------------------------------------------------------------------
1st                            2nd                           4.0%
--------------------------------------------------------------------------------
2nd                            3rd                           3.0%
--------------------------------------------------------------------------------
3rd                            4th                           3.0%
--------------------------------------------------------------------------------
4th                            5th                           2.0%
--------------------------------------------------------------------------------
5th                            6th                           1.0%
--------------------------------------------------------------------------------
on or after the 6th(2)                                      None
--------------------------------------------------------------------------------

(1) The anniversary is the same calendar day in each respective year after the date of purchase. For example, the anniversary for shares purchased on May 1 will be May 1 of each succeeding year.

(2) Class B shares will automatically convert to Class A shares on the eighth anniversary of the purchase of Class B shares.

      The Class B share CDSC generally will not be assessed under the following circumstances:

      - benefit payments under Retirement and Benefit Plans in connection with loans, hardship withdrawals, death, disability, retirement, separation from service or any excess contribution or distribution under Retirement and Benefit Plans

      - ELIGIBLE MANDATORY DISTRIBUTIONS under 403(b) Plans and individual retirement accounts

      -     death of the shareholder

      - redemptions of shares in connection with Div-Move and Systematic Withdrawal Plans (up to 12% per year).

      SEE "SYSTEMATIC WITHDRAWAL PLAN" UNDER "SERVICES FOR FUND INVESTORS" FOR MORE INFORMATION ON CDSCS WITH RESPECT TO CLASS B SHARES.

      CLASS C SHARE CDSC. The 1% CDSC for Class C shares normally applies if you redeem your shares before the first anniversary of the purchase. The CDSC will be remitted to either Lord Abbett Distributor or the fund involved in the original purchase, depending on which entity originally paid the sales compensation to your dealer.

      CLASS P SHARES. Class P shares have lower annual expenses than Class B and Class C shares, no front-end sales charge, and no CDSC. Class P shares are currently sold and redeemed at NAV in connection with (a) orders made by or on behalf of Financial Intermediaries for clients that pay the Intermediaries fees for services that include investment advisory or management services, provided that the Financial Intermediaries or their trading agents have entered into special arrangements with the Funds and/or Lord Abbett Distributor specifically for such orders; and (b) orders for Retirement and Benefit Plans made through Financial Intermediaries that perform participant recordkeeping or other administrative services for the Plans and that have entered into special arrangements with the Funds and/or Lord Abbett Distributor specifically for such orders.

[SIDENOTE]

ELIGIBLE MANDATORY DISTRIBUTIONS. If Class B shares represent a part of an individual's total IRA or 403(b) investment, the CDSC will be waived only for that part of a mandatory distribution that bears the same relation to the entire mandatory distribution as the Class B share investment bears to the total investment.


22  Your Investment

SALES COMPENSATION

      As part of its plan for distributing shares, each Fund and LORD ABBETT DISTRIBUTOR pay sales and service compensation to AUTHORIZED INSTITUTIONS that sell the Fund's shares and service its shareholder accounts.

      Sales compensation originates from two sources, as shown in the table "Fees and Expenses:" sales charges, which are paid directly by shareholders; and 12b-1 distribution fees which are paid by the Fund. Service compensation originates from 12b-1 service fees. Because 12b-1 fees are paid on an ongoing basis, over time they will increase the cost of your investment and may cost you more than paying other types of sales charges. The total annualized 12b-1 fees payable with respect to each share class for the current fiscal year are approximated at .39% of Class A shares (consisting of .10% distribution fee, .25% service fee and one-time distribution fees of up to 1.00% payable at the time of sale to Authorized Institutions, such as your dealer, on certain qualifying purchases, which is amortized over a 24 month period, and an incremental marketing expense of approximately .03%), 1.00% of Class B and Class C shares (consisting of .75% distribution fee and .25% service fee), and .45% of Class P shares (consisting of .25% distribution fee and .20% service fee). The Rule 12b-1 plans for Class A and Class P shares provide that the maximum payments that may be authorized by the Board of Trustees are .50% and .75%, respectively. Sometimes we do not pay compensation where tracking data is not available for certain accounts or where the Authorized Institution waives part of the compensation. In such cases, we may not require payment of any otherwise applicable CDSC.

      ADDITIONAL CONCESSIONS TO AUTHORIZED INSTITUTIONS. Lord Abbett Distributor may, for specified periods, allow dealers to retain the full sales charge for sales of shares or may pay an additional concession to a dealer who sells a minimum dollar amount of our shares and/or shares of other Lord Abbett-sponsored funds. In some instances, such additional concessions will be offered only to certain dealers expected to sell significant amounts of shares. Additional payments may be paid from Lord Abbett Distributor's own resources or from distribution fees received from the Fund and may be made in the form of cash or, if permitted, non-cash payments. The non-cash payments may include business seminars at Lord Abbett's headquarters or other locations, including meals and entertainment, or merchandise. The cash payments may include payment of various business expenses of the dealer.

      In selecting dealers to execute portfolio transactions for a Fund's portfolio, if two or more dealers are considered capable of obtaining best execution, we may prefer the dealer who has sold our shares or shares of other Lord Abbett-sponsored funds.

      SALES ACTIVITIES. We may use 12b-1 distribution fees to pay Authorized Institutions to finance any activity that is primarily intended to result in the sale of shares. Lord Abbett Distributor uses its portion of the distribution fees attributable to the Fund's Class A and Class C shares for activities that are primarily intended to result in the sale of such Class A and Class C shares, respectively. These activities include, but are not limited to, printing of prospectuses and statements of additional information and reports for other than existing shareholders, preparation and distribution of advertising and sales material, expenses of organizing and conducting sales seminars, Additional Concessions to Authorized Institutions, the cost necessary to provide distribution-related services or personnel, travel, office expenses, equipment and other allocable overhead.

      SERVICE ACTIVITIES. We may pay 12b-1 service fees to Authorized Institutions for any activity that is primarily intended to result in personal service and/or the maintenance of shareholder accounts. Any portion of the service fees paid to Lord Abbett Distributor will be used to service and maintain shareholder accounts.

[SIDENOTE]

LORD ABBETT DISTRIBUTOR LLC ("Lord Abbett Distributor") acts as agent for the Funds to work with investment professionals who buy and/or sell shares of the Funds on behalf of their clients. Generally, Lord Abbett Distributor does not sell Fund shares directly to investors.

AUTHORIZED INSTITUTIONS are institutions and persons permitted by law to receive service and/or distribution fees under a Rule 12b-1 Plan. Lord Abbett Distributor is an Authorized Institution.

12b-1 FEES ARE PAYABLE REGARDLESS OF EXPENSES. The amounts payable by a Fund need not be directly related to expenses. If Lord Abbett Distributor's actual expenses exceed the fee payable to it, a Fund will not have to pay more than that fee. If Lord Abbett Distributor's expenses are less than the fee it receives, Lord Abbett Distributor will keep the full amount of the fee.


                                                             Your Investment  23

OPENING YOUR ACCOUNT

     MINIMUM INITIAL INVESTMENT

     - Regular account                                     $1,000
-----------------------------------------------------------------
     - Individual Retirement Accounts and
     403(b) Plans under the Internal Revenue Code            $250
-----------------------------------------------------------------
     - Uniform Gift to Minor Account                         $250
-----------------------------------------------------------------
     - Invest-A-Matic                                        $250
-----------------------------------------------------------------

      No minimum investment is required for certain Retirement and Benefit Plans and certain purchases through Financial Intermediaries that charge their clients a fee for services that include investment advisory or management services.

      You may purchase shares through any independent securities dealer who has a sales agreement with Lord Abbett Distributor or you can fill out the attached application and send it to the Fund you select at the address stated below. You should carefully read the paragraph below entitled "Proper Form" before placing your order to ensure that your order will be accepted.

      NAME OF FUND
      P.O. Box 219100
      Kansas City, MO 64121

      PROPER FORM. An order submitted directly to a Fund must contain: (1) a completed application, and (2) payment by check. When purchases are made by check, redemption proceeds will not be paid until the Fund or transfer agent is advised that the check has cleared, which may take up to 15 calendar days. For more information call the Fund at 800-821-5129.

      BY EXCHANGE. Please call the Fund at 800-821-5129 to request an exchange from any eligible Lord Abbett-sponsored fund.

REDEMPTIONS

      Redemptions of Fund shares are executed at the NAV next determined after the Fund receives your order in proper form. In the case of redemptions involving Retirement and Benefit Plans, you may be required to provide the Fund with one or more completed forms before your order will be executed. For more information, please call 800-821-5129. To determine if a CDSC applies to a redemption, see "Class A share CDSC," "Class B share CDSC" or "Class C share CDSC."

      BY BROKER. Call your investment professional for instructions on how to redeem your shares.

      BY TELEPHONE. To obtain the proceeds of a redemption of $50,000 or less from your account, you or your representative should call the Fund at 800-821-5129.

      BY MAIL. Submit a written redemption request indicating the name(s) in which the account is registered, the Fund's name, the class of shares, your account number, and the dollar value or number of shares you wish to redeem and include all necessary signatures.

      Normally a check will be mailed to the name(s) and address in which the account is registered (or otherwise according to your instruction) within three business days after receipt of your redemption request. Your account balance must be sufficient to cover the amount being redeemed or your redemption order will not be processed. Under unusual circumstances, the Fund may suspend redemptions, or postpone payment for more than seven days, as permitted by federal securities laws.

[SIDENOTE]

      SMALL ACCOUNTS. Our Board may authorize closing any account in which there are fewer than 25 shares if it is in a Fund's best interest to do so.


24  Your Account

      If the signer has any Legal Capacity, (i.e., the authority of an individual to act on behalf of an entity or other person(s)), the signature and capacity must be guaranteed by an ELIGIBLE GUARANTOR. Certain other legal documentation may be required. For more information regarding proper documentation, please call 800-821-5129.

      A GUARANTEED SIGNATURE is designed to protect you from fraud by verifying your signature. We require a Guaranteed Signature by an Eligible Guarantor on requests for:

      - a redemption check for which you have the legal capacity to sign on behalf of another person or entity (i.e. on behalf of an estate or on behalf of a corporation),

      - a redemption check payable to anyone other than the shareholder(s) of record,

      - a redemption check to be mailed to an address other than the address of record,

      - a redemption check payable to a bank other than the bank we have on file, or

      -     a redemption for $50,000 or more.

DISTRIBUTIONS AND TAXES

      Each Fund expects to pay you dividends from its net investment income semi-annually for the All Value Fund; annually for the International Fund and the Alpha Fund; and monthly for the World Bond-Debenture Fund. Each Fund distributes net capital gains (if any) annually as "capital gains distributions."

      Distributions will be reinvested in Fund shares unless you instruct the Fund to pay them to you in cash. For distributions payable on accounts other than those held in the name of your dealer, if you instruct the Fund to pay your distributions in cash, and the Post Office is unable to deliver one or more of your checks or one or more of your checks remains uncashed for a certain period, the Fund reserves the right to reinvest your checks in your account at the NAV on the day of the reinvestment following such period. In addition, the Fund reserves the right to reinvest all subsequent distributions in additional Fund shares in your account. No interest will accrue on checks while they remain uncashed before they are reinvested or on amounts represented by uncashed redemption checks. There are no sales charges on such reinvestments.

      The Fund's distributions are taxable to you in the year they are considered received for tax purposes. Distributions of investment income and short-term capital gains are taxable to you as ordinary income. Distributions of net long-term capital gains are taxable to you as long-term capital gains. This tax treatment of distributions applies regardless of how long you have owned Fund shares or whether distributions are reinvested or paid in cash.

      Except in tax-advantaged accounts, any sale, redemption or exchange of Fund shares may be taxable to you.

      If you buy shares when the Fund has realized but not yet distributed income or capital gains, you will be "buying a dividend" by paying the full price for shares and then receiving a portion of the price back in the form of a potentially taxable dividend.

      Certain tax reporting information concerning Fund distributions, including the source of dividends and distributions of capital gains by each Fund, will be mailed to shareholders each year. Because everyone's tax situation is unique, you should consult your tax adviser regarding the treatment of such distributions under the federal, state, and local tax rules that apply to you, as well as the tax consequences of gains or losses from the sale, redemption, or exchange of your shares.

ELIGIBLE GUARANTOR is any broker or bank that is usually a member of the medallion stamp program. Most major securities firms and banks are members of this program. A NOTARY PUBLIC IS NOT AN ELIGIBLE GUARANTOR.

GUARANTEED SIGNATURE. An acceptable form of guarantee would be as follows:

- In the case of an estate -

  ROBERT A. DOE
  EXECUTOR OF THE ESTATE OF
  JOHN W. DOE

  [Date]

SIGNATURE GUARANTEED
MEDALLION GUARANTEED
 NAME OF GUARANTOR


------------------------------
AUTHORIZED SIGNATURE
(960)

- In the case of a corporation -
  ABC Corporation
  Mary B. Doe

  By Mary B. Doe, President

  [Date]

SIGNATURE GUARANTEED
MEDALLION GUARANTEED
 NAME OF GUARANTOR


------------------------------


                                                             Your Investment  25

SERVICES FOR FUND INVESTORS

AUTOMATIC SERVICES

      Buying or selling shares automatically is easy with the services described below. With each service, you select a schedule and amount, subject to certain restrictions. You may set up most of these services when filling out your application or by calling 800-821-5129.

================================================================================
FOR INVESTING

INVEST-A-MATIC      You can make fixed, periodic investments ($50 minimum) into
(Dollar-cost        your Fund account by means of automatic money transfers from
averaging)          your bank checking account. See the attached application for instructions.

DIV-MOVE You can automatically reinvest the dividends and distributions from your account into another account in any Eligible Fund ($50 minimum).

FOR SELLING SHARES

SYSTEMATIC          You can make regular withdrawals from most Lord Abbett
WITHDRAWAL          funds. Automatic cash withdrawals will be paid to you from
PLAN ("SWP")        your account in fixed or variable amounts. To establish a
                    plan, the value of your shares must be at least $10,000, except for Retirement and Benefit Plans for which there is no minimum. Your shares must be in non-certificate form.

CLASS B SHARES      The CDSC will be waived on redemptions of up to 12% of the current net asset value of your account at the time of your SWP request. For Class B share SWP redemptions over 12% per year, the CDSC will apply to the entire redemption. Please contact the Fund for assistance in minimizing the CDSC in this situation.

CLASS B AND         Redemption proceeds due to a SWP for Class B and Class C
CLASS C SHARES      shares will be redeemed in the order described under
                    "CDSC" under "Purchases."

================================================================================

OTHER SERVICES

      TELEPHONE INVESTING. After we have received the attached application (selecting "yes" under Section 8C and completing Section 7), you may instruct us by phone to have money transferred from your bank account to purchase shares of the Fund for an existing account. The Fund will purchase the requested shares when it receives the money from your bank.

      EXCHANGES. You or your investment professional may instruct the Fund to exchange shares of any class for shares of the same class of any Eligible Fund. Instruction may be provided in writing or by telephone, with proper identification, by calling 800-821-5129. The Fund must receive instructions for the exchange before the close of the NYSE on the day of your call, in which case you will get the NAV per share of the Eligible Fund determined on that day. Exchanges will be treated as a sale for federal tax purposes and will be taxable to you (see Distributions and Taxes section). Be sure to read the current prospectus for any fund into which you are exchanging.

      REINVESTMENT PRIVILEGE. If you sell shares of the Fund, you have a one-time right to reinvest some or all of the proceeds in the same class of any Eligible Fund within 60 days without a sales charge. If you paid a CDSC when you sold your shares, you will be credited with the amount of the CDSC. All accounts involved must have the same registration.

      ACCOUNT STATEMENTS. Every Lord Abbett investor automatically receives quarterly account statements.

      HOUSEHOLDING. Shareholders with the same last name and address will receive a single copy of a prospectus and an annual and semi-annual report, unless additional reports are specifically requested in writing to the Fund.

      ACCOUNT CHANGES. For any changes you need to make to your account, consult your investment professional or call the Fund at 800-821-5129.

      SYSTEMATIC EXCHANGE. You or your investment professional can establish a schedule of exchanges between the same classes of any Eligible Fund.

[SIDENOTE]

TELEPHONE TRANSACTIONS. You have this privilege unless you refuse it in writing. For your security, telephone transaction requests are recorded. We will take measures to verify the identity of the caller, such as asking for your name, account number, social security or taxpayer identification number and other relevant information. The Funds will not be liable for following instructions communicated by telephone that they reasonably believe to be genuine.

Transactions by telephone may be difficult to implement in times of drastic economic or market change.

EXCHANGE LIMITATIONS. Exchanges should not be used to try to take advantage of short-term swings in the market. Frequent exchanges and similar trading practices can disrupt management of the Funds and raise their expenses. Accordingly, the Funds reserve the right to limit or terminate this privilege for any shareholder making frequent exchanges or abusing the privilege. The Funds also may revoke the privilege for all shareholders upon 60 days' written notice.In addition, as stated under "Purchases," the Funds reserve the right to reject any purchase order, including purchase orders from shareholders whose trading has been or may be disruptive to the Funds.


26  Your Investment

                                                                  ALL VALUE FUND
                                      (formerly known as Growth & Income Series)

FINANCIAL INFORMATION

FINANCIAL HIGHLIGHTS

      This table describes the Fund's performance for the fiscal periods indicated. "Total return" shows how much your investment in the Fund would have increased (or decreased) during each period, assuming you had reinvested all dividends and distributions. These Financial Highlights have been audited by Deloitte & Touche LLP, the Fund's independent auditors, in conjunction with their annual audits of the Fund's financial statements. Financial statements and the Independent Auditors' Report thereon appear in the 2001 Annual Report to Shareholders and are incorporated by reference into the Statement of Additional Information, which is available upon request. Certain information reflects financial results for a single Fund share.

====================================================================================================================================
                                                  CLASS A SHARES                            CLASS B SHARES
                                                  --------------                            --------------
                                                 YEAR ENDED 10/31                          YEAR ENDED 10/31             6/5/1997(a)
                                 --------------------------------------------   -------------------------------------       to
Per Share Operating Performance    2001      2000      1999      1998    1997     2001       2000     1999       1998   10/31/1997
NET ASSET VALUE, BEGINNING OF
 YEAR                            $11.53    $10.87    $ 9.15    $ 8.79  $ 7.09   $11.42     $10.85   $ 9.13     $ 8.80     $ 8.20
------------------------------------------------------------------------------------------------------------------------------------
INVESTMENT OPERATIONS
------------------------------------------------------------------------------------------------------------------------------------
 Net investment income              .04(b)    .05(b)    .04(b)    .06     .09     (.03)(b)            (.04)(b)     --(c)      --(c)
------------------------------------------------------------------------------------------------------------------------------------
 Net realized and unrealized
   gain (loss)                     (.83)     1.17      2.06       .93    1.78     (.81)      1.15     2.10        .92        .60
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT
 OPERATIONS                        (.79)     1.22      2.10       .99    1.87     (.84)      1.13     2.06        .92        .60
------------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS
 FROM:
------------------------------------------------------------------------------------------------------------------------------------
 Net investment income             (.03)       --      (.05)     (.04)   (.10)      --(c)      --     (.01)        --         --
------------------------------------------------------------------------------------------------------------------------------------
 Net realized gain                 (.88)     (.56)     (.33)     (.59)   (.07)    (.88)      (.56)    (.33)      (.59)        --
------------------------------------------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                (.91)     (.56)     (.38)     (.63)   (.17)    (.88)      (.56)    (.34)      (.34)        --
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD   $ 9.83    $11.53    $10.87    $ 9.15  $ 8.79   $ 9.70     $11.42   $10.85     $ 9.13     $ 8.80
------------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN(d)                   (7.26)%   11.44     23.77%    11.97%  26.78%   (7.86)%    10.80%   23.17%     11.17%      7.19%(e)
------------------------------------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
 Expenses, including expense
   reductions                      1.42%     1.35%     1.30%     1.22%   1.29%    2.03%      2.00%    1.98%      1.98%       .86%(e)
------------------------------------------------------------------------------------------------------------------------------------
 Expenses, excluding expense
   reductions                      1.43%     1.36%     1.30%     1.22%   1.29%    2.04%      2.01%    1.98%      1.98%       .86%(e)
------------------------------------------------------------------------------------------------------------------------------------
 Net investment income              .40%      .48%      .36%      .88%   1.15%    (.27)%     (.17)%   (.38)%      .09%       .01%(e)
====================================================================================================================================

                                                  YEAR ENDED 10/31                            YEAR ENDED 10/31           6/5/1997(a)
                                  ------------------------------------------------    ---------------------------------      to
SUPPLEMENTAL DATA:                    2001       2000      1999     1998      1997       2001     2000    1999     1998  10/31/1997
NET ASSETS, END OF PERIOD (000)   $166,406   $136,038  $102,329  $72,863   $58,911    $39,188  $17,453  $9,739   $3,404      $332
------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO TURNOVER RATE             103.11%     65.06%    37.68%   45.83%    36.37%    103.11%   65.06%  37.68%   45.83%    36.37%
------------------------------------------------------------------------------------------------------------------------------------

                                                                      CLASS C SHARES                             CLASS P SHARES
                                              ---------------------------------------------------------------    --------------
                                                                     YEAR ENDED 10/31                             8/15/2001(a)
                                              ---------------------------------------------------------------          to
Per Share Operating Performance                 2001         2000         1999         1998              1997      10/31/2001
NET ASSET VALUE, BEGINNING OF PERIOD          $11.38       $10.81        $9.11        $8.80             $7.09        $10.85
-----------------------------------------------------------------------------------------------------------------------------------
INVESTMENT OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------------
 Net investment income (loss)                   (.01)(b)     (.02)(b)     (.03)(b)      .01               .03            --(b)(c)
-----------------------------------------------------------------------------------------------------------------------------------
 Net realized and unrealized gain (loss)        (.82)        1.15         2.07          .89              1.79         (1.02)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                (.83)        1.13         2.04          .90              1.82         (1.02)
-----------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
-----------------------------------------------------------------------------------------------------------------------------------
 Net investment income                            --(c)        --         (.01)          --              (.04)           --
-----------------------------------------------------------------------------------------------------------------------------------
 Net realized gain                              (.88)        (.56)        (.33)        (.59)             (.07)           --
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                             (.88)        (.56)        (.34)        (.59)             (.11)           --
-----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                 $9.67       $11.38       $10.81        $9.11             $8.80         $9.83
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN(d)                                (7.70)%      10.74%       23.00%       10.94%            26.24%        (9.40)%(e)
-----------------------------------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS
-----------------------------------------------------------------------------------------------------------------------------------
 Expenses, including expense reductions         1.98%        2.00%        1.98%        1.98%             2.05%          .31%(e)
-----------------------------------------------------------------------------------------------------------------------------------
 Expenses, excluding expense reductions         1.99%        2.01%        1.98%        1.98%             2.05%          .31%(e)
-----------------------------------------------------------------------------------------------------------------------------------
 Net investment income (loss)                   (.14)%       (.17)%       (.31)%        .12%              .39%         (.01)%(e)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                8/15/2001(a)
                                                                                                                     to
                                                                  YEAR ENDED 10/31                               10/31/2001
                                       -------------------------------------------------------------------      ------------
SUPPLEMENTAL DATA:                         2001           2000           1999          1998           1997
NET ASSETS, END OF PERIOD (000)        $112,299       $112,776       $104,984       $89,637        $83,749          $1
----------------------------------------------------------------------------------------------------------------------------
PORTFOLIO TURNOVER RATE                  103.11%         65.06%         37.68%        45.83%         36.37%     103.11%
----------------------------------------------------------------------------------------------------------------------------

(a)   Commencement of offering of class shares.

(b)   Calculated using average shares outstanding during the period.

(c)   Amount represents less than $.01.

(d) Total return does not consider the effects of sales loads and assumes the reinvestment of all distributions.

(e)   Not annualized.


                                                       Financial Information  27

                                                              INTERNATIONAL FUND

FINANCIAL HIGHLIGHTS

      This table describes the Fund's performance for the fiscal periods indicated. "Total return" shows how much your investment in the Fund would have increased (or decreased) during each period, assuming you had reinvested all dividends and distributions. These Financial Highlights have been audited by Deloitte & Touche LLP, the Fund's independent auditors, in conjunction with their annual audits of the Fund's financial statements. Financial statements and the Independent Auditors' Report thereon appear in the 2001 Annual Report to Shareholders and are incorporated by reference into the Statement of Additional Information, which is available upon request. Certain information reflects financial results for a single Fund share.

===============================================================================

                                        CLASS A SHARES                                          CLASS B SHARES
                   ------------------------------------------------------- ---------------------------------------------------------
Per Share                       YEAR ENDED 10/31             12/13/1996(a)             YEAR ENDED 10/31                6/2/1997(e)
 Operating         ----------------------------------------       to       -----------------------------------------       to
 Performance          2001       2000       1999       1998   10/31/1997     2001       2000        1999        1998   10/31/1997
NET ASSET VALUE,
 BEGINNING OF
 PERIOD            $ 14.48     $13.90     $12.39     $10.86     $ 9.42     $14.31     $13.75      $12.28      $10.83     $10.26
------------------------------------------------------------------------------------------------------------------------------------
INVESTMENT
 OPERATIONS
------------------------------------------------------------------------------------------------------------------------------------
 Net investment
  income (loss)       (.06)(b)   (.08)(b)    .07(b)     .11(b)     .07       (.11)(b)   (.17)(b)    (.02)(b)     .02(b)    (.03)
------------------------------------------------------------------------------------------------------------------------------------
 Net realized and
  unrealized gain
  (loss)             (6.56)      1.54       1.55       1.45       1.37      (6.47)      1.55        1.53        1.43        .60
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM
 INVESTMENT
 OPERATIONS          (6.62)      1.46       1.62       1.56       1.44      (6.58)      1.38        1.51        1.45        .57
------------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO
 SHAREHOLDERS
 FROM:
------------------------------------------------------------------------------------------------------------------------------------
 Net investment
  income                --       (.06)      (.09)      (.03)        --         --         --(f)     (.02)         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Net realized gain    (.08)      (.82)      (.02)        --         --       (.08)      (.82)       (.02)         --         --
------------------------------------------------------------------------------------------------------------------------------------
TOTAL
 DISTRIBUTIONS        (.08)      (.88)      (.11)      (.03)        --       (.08)      (.82)       (.04)         --         --
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE,
 END OF PERIOD     $  7.78     $14.48     $13.90     $12.39     $10.86     $ 7.65     $14.31      $13.75      $12.28     $10.83
------------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN(c)     (45.92)%    10.97%     13.16%     14.36%     15.21%(d) (46.19)%    10.42%      12.31%      13.39%      5.56%(d)
------------------------------------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE
 NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
 Expenses,
  including
  expense
  reductions          2.07%      1.80%      1.51%      1.31%      1.23%(d)   2.59%      2.35%       2.19%       2.03%       .87%(d)
------------------------------------------------------------------------------------------------------------------------------------
 Expenses,
  excluding
  expense
  reductions          2.08%      1.80%      1.51%      1.31%      1.23%(d)   2.60%      2.36%       2.19%       2.03%       .87%(d)
------------------------------------------------------------------------------------------------------------------------------------
 Net investment
  income (loss)       (.55)%     (.53)%      .52%       .80%       .41%(d)  (1.07)%    (1.09)%      (.16)%       .18%      (.46)%(d)
------------------------------------------------------------------------------------------------------------------------------------

                                   YEAR ENDED 10/31               12/13/1996(a)             YEAR ENDED 10/31             6/2/1997(e)
                         ---------------------------------------       to       -------------------------------------         to
SUPPLEMENTAL DATA:          2001       2000       1999      1998   10/31/1997      2001      2000      1999      1998    10/31/1997
NET ASSETS, END OF
 PERIOD (000)            $71,591   $135,701   $104,885   $80,606    $32,755     $17,743   $33,124   $22,928   $15,933      $1,650
------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO TURNOVER RATE    65.26%     35.14%     75.15%    20.52%     29.72%      65.26%    35.14%    75.15%    20.52%      29.72%
------------------------------------------------------------------------------------------------------------------------------------


28  Financial Information

                                                              INTERNATIONAL FUND

                                                     CLASS C SHARES                                         CLASS P SHARES
                                         ----------------------------------------                 ----------------------------------
                                                     YEAR ENDED 10/31               6/2/1997(e)    YEAR ENDED 10/31     3/9/1999(e)
                                         ----------------------------------------       TO        ------------------        TO
Per Share Operating Performance             2001        2000       1999      1998   10/31/1997       2001       2000    10/31/1999
NET ASSET VALUE, BEGINNING OF PERIOD     $ 14.30      $13.75     $12.28    $10.83     $10.26      $ 14.51     $13.91      $12.70
------------------------------------------------------------------------------------------------------------------------------------
INVESTMENT OPERATIONS
------------------------------------------------------------------------------------------------------------------------------------
 Net investment income (loss)               (.13)(b)    (.17)(b)    .02(b)   (.03)      (.06)(b)     (.08)(b)    .08(b)      .08(b)
------------------------------------------------------------------------------------------------------------------------------------
 Net realized and unrealized gain (loss)   (6.48)       1.54       1.53      1.43        .60        (6.55)      1.55        1.13
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS           (6.61)       1.37       1.51      1.45        .57        (6.61)      1.47        1.21
------------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
------------------------------------------------------------------------------------------------------------------------------------
 Net investment income                        --          --(f)    (.02)       --         --           --       (.05)         --
------------------------------------------------------------------------------------------------------------------------------------
 Net realized gain                          (.08)       (.82)      (.02)       --         --         (.08)      (.82)         --
------------------------------------------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                         (.08)       (.82)      (.04)       --         --         (.08)      (.87)         --
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD           $  7.61      $14.30     $13.75    $12.28     $10.83      $  7.82     $14.51      $13.91
------------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN(c)                           (46.43)%     10.35%     12.31%    13.39%      5.56%(d)   (45.75)%    11.03%       9.53%(d)
------------------------------------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
 Expenses, including expense reductions     2.83%       2.35%      2.19%     2.05%       .87%(d)     2.04%      1.80%        .98%(d)
------------------------------------------------------------------------------------------------------------------------------------
 Expenses, excluding expense reductions     2.84%       2.36%      2.19%     2.05%       .87%(d)     2.05%      1.80%        .98%(d)
------------------------------------------------------------------------------------------------------------------------------------
 Net investment income (loss)              (1.32)%     (1.10)%     (.15)%     .12%      (.46)%(d)    (.55)%     (.51)%       .60%(d)
------------------------------------------------------------------------------------------------------------------------------------

                                              YEAR ENDED 10/31             6/2/1997(e)   YEAR ENDED 10/31  3/9/1999(e)
                                   -------------------------------------       TO       -----------------      TO
SUPPLEMENTAL DATA:                    2001      2000      1999      1998   10/31/1997     2001      2000   10/31/1999
NET ASSETS, END OF PERIOD (000)    $11,399   $25,546   $20,111   $13,723     $2,929        $1        $1         $1
----------------------------------------------------------------------------------------------------------------------
PORTFOLIO TURNOVER RATE              65.26%    35.14%    75.15%    20.52%     29.72%    65.26%    35.14%     75.15%
----------------------------------------------------------------------------------------------------------------------

(a)   Commencement of operations.

(b)   Calculated using average shares outstanding during the period.

(c) Total return does not consider the effects of sales loads and assumes the reinvestment of all distributions.

(d)   Not annualized.

(e)   Commencement of offering of class shares.

(f)   Amount represents less than $.01.


                                                       Financial Information  29

                                                       WORLD BOND-DEBENTURE FUND

FINANCIAL HIGHLIGHTS

      This table describes the Fund's performance for the fiscal periods indicated. "Total return" shows how much your investment in the Fund would have increased (or decreased) during each period, assuming you had reinvested all dividends and distributions. These Financial Highlights have been audited by Deloitte & Touche LLP, the Fund's independent auditors, in conjunction with their annual audits of the Fund's financial statements. Financial statements and the Independent Auditors' Report thereon appear in the 2001 Annual Report to Shareholders and are incorporated by reference into the Statement of Additional Information, which is available upon request. Certain information reflects financial results for a single Fund share.

===============================================================================

                                                                                    CLASS A SHARES
                                                             -----------------------------------------------------------
                                                                         YEAR ENDED 10/31                  12/18/1997(a)
                                                             ------------------------------------------         TO
Per Share Operating Performance:                              2001             2000            1999         10/31/1998
NET ASSET VALUE, BEGINNING OF PERIOD                         $8.47            $9.24            $9.66          $10.00
------------------------------------------------------------------------------------------------------------------------
INVESTMENT OPERATIONS
------------------------------------------------------------------------------------------------------------------------
 Net investment income                                         .74(b)(f)        .73(b)           .83(b)          .51
------------------------------------------------------------------------------------------------------------------------
 Net realized and unrealized loss                             (.58)(f)         (.57)            (.22)           (.42)
------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                               .16              .16              .61             .09
------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
------------------------------------------------------------------------------------------------------------------------
 Net investment income                                        (.65)            (.93)            (.85)           (.43)
------------------------------------------------------------------------------------------------------------------------
 Paid-capital                                                 (.15)              --               --              --
------------------------------------------------------------------------------------------------------------------------
 Net realized gain                                              --               --             (.18)             --
------------------------------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                                           (.80)            (.93)           (1.03)           (.43)
------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                               $7.83            $8.47            $9.24           $9.66
------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN(c)                                               1.74%            1.47%            6.33%            .75%(d)
------------------------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS
------------------------------------------------------------------------------------------------------------------------
 Expenses, including waiver and expense reductions             .97%            1.11%             .89%            .55%(d)
------------------------------------------------------------------------------------------------------------------------
 Expenses, excluding waiver and expense reductions            2.01%            2.15%            1.84%           1.20%(d)
------------------------------------------------------------------------------------------------------------------------
 Net investment income                                        8.92%(f)         8.02%            8.64%           7.08%(d)
------------------------------------------------------------------------------------------------------------------------

                                                                             YEAR ENDED 10/31                 12/18/1997(a)
                                                                -----------------------------------------           TO
SUPPLEMENTAL DATA:                                                2001             2000            1999         10/31/1998
 NET ASSETS, END OF PERIOD (000)                                $7,006           $7,787           $8,460          $7,403
---------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO TURNOVER RATE                                         92.39%          104.02%           74.80%         159.14%
---------------------------------------------------------------------------------------------------------------------------


30  Financial Information

                                                       WORLD BOND-DEBENTURE FUND

                                                     CLASS B SHARES                                   CLASS C SHARES
                                    -----------------------------------------------    -------------------------------------------
                                           YEAR ENDED 10/31           12/19/1997(e)         YEAR ENDED 10/31        12/19/1997(a)
                                    ------------------------------         TO          ---------------------------        TO
Per Share Operating Performance:     2001          2000       1999     10/31/1998       2001        2000      1999    10/31/1998
NET ASSET VALUE, BEGINNING OF
 PERIOD                             $8.48         $9.24      $9.65       $10.00        $8.46       $9.22     $9.65      $10.00
----------------------------------------------------------------------------------------------------------------------------------
INVESTMENT OPERATIONS
----------------------------------------------------------------------------------------------------------------------------------
 Net investment income                .69(b)(f)     .67(b)    .76(b)        .40          .70(b)(f)   .67(b)    .78(b)      .39
----------------------------------------------------------------------------------------------------------------------------------
 Net realized and unrealized loss    (.58)(f)      (.56)     (.21)         (.37)        (.59)(f)    (.56)     (.25)       (.36)
----------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS      .11           .11       .55           .03          .11         .11       .53         .03
----------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS
 FROM:
----------------------------------------------------------------------------------------------------------------------------------
 Net investment income               (.60)         (.87)     (.78)         (.38)        (.59)       (.87)     (.78)       (.38)
----------------------------------------------------------------------------------------------------------------------------------
 Paid-in capital                     (.15)           --        --            --         (.15)         --        --          --
----------------------------------------------------------------------------------------------------------------------------------
 Net realized gain                     --            --      (.18)           --           --          --      (.18)         --
----------------------------------------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                  (.75)         (.87)     (.96)         (.38)        (.74)       (.87)     (.96)       (.38)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD      $7.84         $8.48     $9.24         $9.65        $7.83       $8.46     $9.22       $9.65
----------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN(c)                      1.12%          .86%     5.73%          .24%(d)     1.20%        .87%     5.50%        .24%(d)
----------------------------------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS
----------------------------------------------------------------------------------------------------------------------------------
 Expenses, including waiver and
  expense reductions                 1.59%         1.75%     1.56%         1.28%(d)     1.49%       1.76%     1.56%       1.28%(d)
----------------------------------------------------------------------------------------------------------------------------------
 Expenses, excluding waiver and
  expense reductions                 2.63%         2.79%     2.51%         1.93%(d)     2.53%       2.80%     2.51%       1.93%(d)
----------------------------------------------------------------------------------------------------------------------------------
 Net investment income               8.31%(f)      7.39%     7.91%         6.67%(d)     8.44%(f)    7.37%     8.16%       6.62%(d)
----------------------------------------------------------------------------------------------------------------------------------

                                          YEAR ENDED 10/31        12/19/1997(a)          YEAR ENDED 10/31       12/19/1997(a)
                                      ------------------------         TO            ------------------------         TO
SUPPLEMENTAL DATA:                      2001    2000    1999       10/31/1998         2001    2000    1999       10/31/1998
NET ASSETS, END OF PERIOD (000)       $2,150   $1,936   $1,798       $1,141          $1,718   $1,593   $1,456      $1,589
-----------------------------------------------------------------------------------------------------------------------------
PORTFOLIO TURNOVER RATE                92.39%  104.02%   74.80%      159.14%          92.39%  104.02%   74.80%     159.14%
-----------------------------------------------------------------------------------------------------------------------------

(a)   Commencement of operations.

(b)   Calculated using average shares outstanding during the year.

(c) Total return does not consider the effects of sales loads and assumes the reinvestment of all distributions.

(d)   Not annualized.

(e)   Commencement of offering of class shares.

(f) Includes impact of amortization of premium (See Note 2). The effect of the change on the per share data and ratio of net investment income to average net assets is as follows:

                                                                   CLASS A      CLASS B       CLASS C
-----------------------------------------------------------------------------------------------------
Net investment income per share                                    $(.03)       $(.03)        $(.03)
Net realized and unrealized gain (loss) on investments per share     .03          .03           .03
Net  investment income to average net assets                        (.40)%       (.40)%        (.40)%


                                                       Financial Information  31

                                                                      ALPHA FUND

FINANCIAL HIGHLIGHTS

      This table describes the Fund's performance for the fiscal periods indicated. "Total return" shows how much your investment in the Fund would have increased (or decreased) during each period, assuming you had reinvested all dividends and distributions. These Financial Highlights have been audited by Deloitte & Touche LLP, the Fund's independent auditors, in conjunction with their annual audits of the Fund's financial statements. Financial statements and the Independent Auditors' Report thereon appear in the 2001 Annual Report to Shareholders and are incorporated by reference into the Statement of Additional Information, which is available upon request. Certain information reflects financial results for a single Fund share.

===============================================================================

                                                                                    CLASS A SHARES
                                                             ----------------------------------------------------------
                                                                         YEAR ENDED 10/31                 12/18/1997(a)
                                                             -----------------------------------------         TO
Per Share Operating Performance:                               2001             2000           1999        10/31/1998
NET ASSET VALUE, BEGINNING OF PERIOD                         $17.46           $15.21         $12.91          $13.52
-----------------------------------------------------------------------------------------------------------------------
INVESTMENT OPERATIONS
-----------------------------------------------------------------------------------------------------------------------
 Net investment income (loss)                                  (.05)(b)         (.03)(b)        .07(b)        (.03)(b)
-----------------------------------------------------------------------------------------------------------------------
 Net realized and unrealized gain (loss)                      (3.82)            2.60           2.23           (.58)
-----------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                              (3.87)            2.57           2.30           (.61)
-----------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
-----------------------------------------------------------------------------------------------------------------------
 Net investment income                                         (.30)            (.21)            --             --
-----------------------------------------------------------------------------------------------------------------------
 Net realized gain                                             (.33)            (.11)            --             --
-----------------------------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                                            (.63)            (.32)            --             --
-----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                               $12.96           $17.46         $15.21         $12.91
-----------------------------------------------------------------------------------------------------------------------
TOTAL RETURN(c)                                              (22.67)%          17.10%         17.82%         (4.51)%(d)
-----------------------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS
-----------------------------------------------------------------------------------------------------------------------
 Expenses, including waiver and expense reductions              .36%             .40%           .33%           .21%(d)
-----------------------------------------------------------------------------------------------------------------------
 Expenses, excluding waiver and expense reductions             1.34%            1.33%           .83%           .63%(d)
-----------------------------------------------------------------------------------------------------------------------
 Net investment income (loss)                                  (.32)%           (.16)%          .15%          (.18)%(d)
=======================================================================================================================

                                                                            YEAR ENDED 10/31                  12/29/1997(a)
                                                               ----------------------------------------            TO
SUPPLEMENTAL DATA:                                               2001             2000             1999        10/31/1998
NET ASSETS, END OF PERIOD (000)                               $70,785          $96,652          $75,136         $49,587
---------------------------------------------------------------------------------------------------------------------------
PORTFOLIO TURNOVER RATE                                         15.34%            1.54%            1.67%            .01%
---------------------------------------------------------------------------------------------------------------------------

                                           CLASS B SHARES                                         CLASS C SHARES
                         --------------------------------------------------    ---------------------------------------------------
                                 YEAR ENDED 10/31             12/29/1997(a)            YEAR ENDED 10/31             12/29/1997(a)
Per Share Operating      ---------------------------------          TO         --------------------------------           TO
 Performance:               2001         2000         1999      10/31/1998       2001         2000         1999       10/31/1998
NET ASSET VALUE,
 BEGINNING
 OF PERIOD               $ 17.27       $15.05       $12.85       $13.52        $17.25       $15.04       $12.86         $13.52
----------------------------------------------------------------------------------------------------------------------------------
INVESTMENT OPERATIONS
----------------------------------------------------------------------------------------------------------------------------------
 Net investment loss        (.14)(b)     (.13)(b)     (.03)(b)     (.11)(b)      (.14)(b)     (.12)(b)     (.04)(b)       (.11)(b)
----------------------------------------------------------------------------------------------------------------------------------
 Net realized and
  unrealized
  gain (loss)              (3.79)        2.58         2.23         (.56)        (3.78)        2.56         2.22           (.55)
----------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM
 INVESTMENT
 OPERATIONS                (3.93)        2.45         2.20         (.67)        (3.92)        2.44         2.18           (.66)
----------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO
 SHAREHOLDERS FROM:
----------------------------------------------------------------------------------------------------------------------------------
 Net investment income      (.20)        (.12)          --           --          (.20)        (.12)          --             --
----------------------------------------------------------------------------------------------------------------------------------
 Net realized gain          (.33)        (.11)          --           --          (.33)        (.11)          --             --
----------------------------------------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS         (.53)        (.23)          --           --          (.53)        (.23)          --             --
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END
 OF PERIOD               $ 12.81       $17.27       $15.05       $12.85        $12.80       $17.25       $15.04         $12.86
----------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN(c)           (23.21)%      16.40%       17.12%       (4.96)%(d)   (23.25)%      16.34%       16.95%         (4.88)%(d)
----------------------------------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET
 ASSETS
----------------------------------------------------------------------------------------------------------------------------------
 Expenses, including
  waiver and expense
  reductions                1.00%        1.00%        1.00%         .83%(d)      1.00%        1.00%        1.00%           .82%(d)
----------------------------------------------------------------------------------------------------------------------------------
 Expenses, excluding
  waiver and expense
  reductions                1.98%        1.93%        1.50%        1.26%(d)      1.98%        1.93%        1.50%          1.24%(d)
----------------------------------------------------------------------------------------------------------------------------------
 Net investment loss        (.96)%       (.75)%       (.83)%     (.81)%(d)       (.97)%       (.70)%       (.84)%         (.82)%(d)
===================================================================================================================================

                                           YEAR ENDED 10/31       12/29/1997(a)             YEAR ENDED 10/31        12/29/1997(a)
                                     ---------------------------      TO               ---------------------------       TO
SUPPLEMENTAL DATA:                      2001      2000      1999   10/31/1998            2001      2000      1999    10/31/1998
NET ASSETS, END OF PERIOD (000)      $50,377   $70,300   $52,280     $36,202           $35,395   $44,977   $34,667     $20,490
---------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO TURNOVER RATE                15.34%     1.54%     1.67%      .01%              15.34%     1.54%     1.67%      .01%
---------------------------------------------------------------------------------------------------------------------------------

(a)   Commencement of operations.

(b)   Calculated using average shares outstanding during the period.

(c) Total return does not consider the effects of sales loads and assumes the reinvestment of all distributions.

(d)   Not annualized.


32  Financial Information

ADDITIONAL INFORMATION

More information on these Funds is available free upon request, including the following:

ANNUAL/SEMI-ANNUAL REPORT

Describes the Funds, lists portfolio holdings, contains a letter from each Fund's manager discussing recent market conditions, each Fund's investment strategies and contains additional performance information.

STATEMENT OF ADDITIONAL INFORMATION ("SAI")

Provides more details about the Funds and their policies. A current SAI is on file with the Securities and Exchange Commission ("SEC") and is incorporated by reference (is legally considered part of this prospectus).

                              Lord Abbett Securities Trust

                                      Lord Abbett All Value Fund
                                      International Series
                                      World Bond-Debenture Series
                                      Alpha Series

                                                                       LST-1-302
                                                                       (3/02)

                           SEC FILE NUMBERS: 811-7358

[SIDENOTE]

TO OBTAIN INFORMATION

BY TELEPHONE. Call each Fund at:
888-522-2388

BY MAIL. Write to each Fund at:
The Lord Abbett Family of Funds
90 Hudson Street
Jersey City, NJ 07302-3973

VIA THE INTERNET.
LORD, ABBETT & Co.
www.LordAbbett.com

Text only versions of Fund documents can be viewed online or downloaded from the
SEC: www.sec.gov

You can also obtain copies by visiting the SEC's Public Reference Room in Washington, DC (phone 202-942-8090) or by sending your request and a duplicating fee to the SEC's Public Reference Section, Washington, DC 20549-6009 or by sending your request electronically to publicinfo@sec.gov.

LORD ABBETT [LOGO]

Lord Abbett Mutual Fund shares are distrubuted by:
          LORD ABBETT DISTRIBUTOR LLC
90 Hudson Street - Jersey City, New Jersey 07302-3973